Exhibit 99.1

MORTGAGE LOAN PURCHASE AGREEMENT

This Mortgage Loan Purchase Agreement, dated as of November 1, 2007 (this “Agreement”), is entered into between WACHOVIA BANK, NATIONAL ASSOCIATION (the “Seller”) and WACHOVIA COMMERCIAL MORTGAGE SECURITIES, INC. (the “Purchaser”).

The Seller intends to sell and the Purchaser intends to purchase certain multifamily and commercial mortgage loans (the “Mortgage Loans”) identified on the schedule (the “Mortgage Loan Schedule”) annexed hereto as Exhibit A. The Purchaser intends to deposit the Mortgage Loans, along with certain other mortgage loans (the “Other Mortgage Loans”), into a trust fund (the “Trust Fund”), the beneficial ownership of which will be evidenced by multiple classes (each, a “Class”) of mortgage pass-through certificates (the “Certificates”). One or more “real estate mortgage investment conduit” (“REMIC”) elections will be made with respect to most of the Trust Fund. The Trust Fund will be created and the Certificates will be issued pursuant to a pooling and servicing agreement (the “Pooling and Servicing Agreement”), dated as of November 1, 2007, among the Purchaser, as depositor, Wachovia Bank, National Association, as master servicer (in such capacity, the “Master Servicer”), CWCapital Asset Management LLC, as special servicer (the “Special Servicer”) and Wells Fargo Bank, N.A., as trustee (the “Trustee”). Capitalized terms used but not defined herein (including the Schedules attached hereto) have the respective meanings set forth in the Pooling and Servicing Agreement.

Now, therefore, in consideration of the premises and the mutual agreements set forth herein, the parties agree as follows:

SECTION 1.        Agreement to Purchase.

The Seller agrees to sell, and the Purchaser agrees to purchase, the Mortgage Loans identified on the Mortgage Loan Schedule. The Mortgage Loan Schedule may be amended to reflect the actual Mortgage Loans delivered to the Purchaser pursuant to the terms hereof. The Mortgage Loans are expected to have an aggregate principal balance of $1,236,661,626 (the “Wachovia Mortgage Loan Balance”) (subject to a variance of plus or minus 5.0%) as of the close of business on the Cut-Off Date, after giving effect to any payments due on or before such date, whether or not such payments are received.

The Wachovia Mortgage Loan Balance, together with the aggregate principal balance of the Other Mortgage Loans as of the Cut-Off Date (after giving effect to any payments due on or before such date whether or not such payments are received), is expected to equal an aggregate principal balance (the “Cut-Off Date Pool Balance”) of $1,479,435,064 (subject to a variance of plus or minus 5.0%). The purchase and sale of the Mortgage Loans shall take place on November 13, 2007, or such other date as shall be mutually acceptable to the parties to this Agreement (the “Closing Date”). The consideration (the “Aggregate Purchase Price”) for the Mortgage Loans shall be equal to (i) 99.31% of the Wachovia Mortgage Loan Balance as of the Cut-Off Date, plus (ii) $2,486,408 which amount represents the amount of interest accrued on the Wachovia Mortgage Loan Balance at the related Net Mortgage Rate for the period from and including the Cut-Off Date up to but not including the Closing Date.

SECTION 2.        Conveyance of Mortgage Loans.

The Aggregate Purchase Price shall be paid to the Seller or its designee by wire transfer in immediately available funds on the Closing Date.

(a)       Effective as of the Closing Date, subject only to receipt by the Seller of the Aggregate Purchase Price and satisfaction of the other conditions to closing that are for the benefit of the Seller, the Seller does hereby sell, transfer, assign, set over and otherwise convey to the Purchaser, without recourse (except as set forth in this Agreement), all the right, title and interest of the Seller in and to the Mortgage Loans identified on the Mortgage Loan Schedule as of such date, on a servicing released basis, together with all of the Seller’s right, title and interest in and to the proceeds of any related title, hazard, primary mortgage or other insurance proceeds. With respect to the Winn-Dixie Distribution - Fitzgerald, GA and the Dean Foods - Opa-Locka, FL, each related Note A and Note B pair are to be treated as a single loan together with the Note C, and each Note A and Note B pair will be held by a single holder. With respect to the Winn-Dixie Headquarters/Manufacturing Facility - Jacksonville, FL and the Winn-Dixie Distribution Center - Orlando, FL, each related Note A and Note B are part of a split loan structure where Note A1 and Note B1 (collectively “Note AB1”) are held by a single holder and Note A2 and Note B2 (collectively “Note AB2”) are held by a single holder. Each related Note AB1 and Note AB2 are to be treated as a single loan together with the Note C.

(b)       The Purchaser or its assignee shall be entitled to receive all scheduled payments of principal and interest due after the Cut-Off Date, and all other recoveries of principal and interest collected after the Cut-Off Date (other than in respect of principal and interest on the Mortgage Loans due on or before the Cut-Off Date). All scheduled payments of principal and interest due on or before the Cut-Off Date but collected on or after the Cut-Off Date, and recoveries of principal and interest collected on or before the Cut-Off Date (only in respect of principal and interest on the Mortgage Loans due on or before the Cut-Off Date and principal prepayments thereon), shall belong to, and shall be promptly remitted to, the Seller.

(c)       No later than the Closing Date, the Seller shall, on behalf of the Purchaser, deliver to the Trustee, the documents and instruments specified below with respect to each Mortgage Loan (each a “Mortgage File”). All Mortgage Files so delivered will be held by the Trustee in escrow at all times prior to the Closing Date. Each Mortgage File shall contain the following documents:

(i)       the original executed Mortgage Note including any power of attorney related to the execution thereof, together with any and all intervening endorsements thereon, endorsed on its face or by allonge attached thereto (without recourse, representation or warranty, express or implied) to the order of “Wells Fargo Bank, N.A., as trustee for the registered holders of Wachovia Bank Commercial Mortgage Trust, Commercial Mortgage Pass-Through Certificates, Series 2007-C34” or in blank (or a lost note affidavit and indemnity with a copy of such Mortgage Note attached thereto);

(ii)      an original or copy of the Mortgage, together with any and all intervening assignments thereof, in each case (unless not yet returned by the applicable recording office) with evidence of recording indicated thereon or certified by the applicable recording office;

(iii)     an original or copy of any related Assignment of Leases (if such item is a document separate from the Mortgage), together with any and all intervening assignments thereof, in each case (unless not yet returned by the applicable recording office) with evidence of recording indicated thereon or certified by the applicable recording office;

(iv)      an original executed assignment, in recordable form (except for any missing recording information), of (a) the Mortgage, (b) any related Assignment of Leases (if such item is a document separate from the Mortgage and to the extent not already assigned pursuant to preceding clause (a)) and (c) any other recorded document relating to the Mortgage Loan otherwise included in the Mortgage File, in favor of “Wells Fargo Bank, N.A., as trustee for the registered holders of Wachovia Bank Commercial Mortgage Trust, Commercial Mortgage Pass-Through Certificates, Series 2007-C34”, or in blank;

(v)       with respect to the Mortgage Loans other than the Winn-Dixie Loans, an original assignment of all unrecorded documents relating to the Mortgage Loan (to the extent not already assigned pursuant to clause (iv) above), in favor of “Wells Fargo Bank, N.A., as trustee for the registered holders of Wachovia Bank Commercial Mortgage Trust, Commercial Mortgage Pass-Through Certificates, Series 2007-C34”, or in blank;

(vi)      originals or copies of any modification, consolidation, assumption and substitution agreements in those instances where the terms or provisions of the Mortgage or Mortgage Note have been consolidated or modified or the Mortgage Loan has been assumed or consolidated;

(vii)     the original or a copy of the policy or certificate of lender’s title insurance or, if such policy has not been issued or located, an original or copy of an irrevocable, binding commitment (which may be a marked version of the policy that has been executed by an authorized representative of the title company or an agreement to provide the same pursuant to binding escrow instructions executed by an authorized representative of the title company) to issue such title insurance policy;

(viii)    any filed copies (bearing evidence of filing) or other evidence of filing satisfactory to the Purchaser of any prior UCC Financing Statements in favor of the originator of such Mortgage Loan or in favor of any assignee prior to the Trustee (but only to the extent the Seller had possession of such UCC Financing Statements prior to the Closing Date) and, if there is an effective UCC Financing Statement and continuation statement in favor of the Seller on record with the applicable public office for UCC Financing Statements, an original UCC Amendment, in form suitable for filing in favor of “Wells Fargo Bank, N.A., as trustee for the registered holders of Wachovia Bank Commercial Mortgage Trust, Commercial Mortgage Pass-Through Certificates, Series 2007-C34, as assignee”, or in blank;

(ix)      an original or copy of (a) any Ground Lease, Memorandum of Ground Lease and ground lessor estoppel, (b) any loan guaranty or indemnity and (c) any environmental insurance policy;

(x)       any intercreditor agreement relating to permitted debt (including, without limitation, mezzanine debt) of the Mortgagor;

(xi)      copies of any loan agreement, escrow agreement or security agreement relating to such Mortgage Loan;

(xii)     a copy of any letter of credit and related transfer documents relating to such Mortgage Loan;

(xiii)    copies of any management agreement with respect to the underlying mortgaged property related to the Mortgage Loan (the “Mortgaged Property”);

(xiv)   copies of any cash management agreements with respect to the related Mortgaged Property;

(xv)    copies of franchise agreements and franchisor comfort letters, if any, for hospitality properties and applicable transfer or assignment documents;

(xvi)   with respect to any Companion Loan, all of the above documents with respect to such Companion Loan and the related Intercreditor Agreement; provided that a copy of each Mortgage Note relating to such Companion Loan, rather than the original, shall be provided, and no assignments shall be provided; and

(xvii)  with respect to the Winn-Dixie Loans, a copy of the related Indenture.

(d)       The Seller shall take all actions reasonably necessary (i) to permit the Trustee to fulfill its obligations pursuant to Section 2.01(d) of the Pooling and Servicing Agreement and (ii) to perform its obligations described in Section 2.01(d) of the Pooling and Servicing Agreement. Without limiting the generality of the foregoing, if a draw upon a letter of credit is required before its transfer to the Trust Fund can be completed, the Seller shall draw upon such letter of credit for the benefit of the Trust Fund pursuant to written instructions from the Master Servicer. The Seller shall reimburse the Trustee for all reasonable costs and expenses, if any, incurred by the Trustee for recording any documents described in Section 2(c)(iv)(c) hereof and filing any assignments of UCC Financing Statements described in the proviso in the third to last sentence in Section 2.01(d) of the Pooling and Servicing Agreement.

(e)       All documents and records (except draft documents, privileged communications and internal correspondence and credit, due diligence and other underwriting analysis, documents, data or internal worksheets, memoranda, communications and evaluations of the Seller) relating to each Mortgage Loan and in the Seller’s possession (the “Additional Mortgage Loan Documents”) that are not required to be delivered to the Trustee shall promptly be delivered or caused to be delivered by the Seller to the Master Servicer or at the direction of the Master Servicer to the appropriate sub-servicer, together with any related escrow amounts and reserve amounts.

(f)        The Seller shall take such actions as are reasonably necessary to assign or otherwise grant to the Trust Fund the benefit of any letters of credit in the name of the Seller which secure any Mortgage Loan.

SECTION 3.        Representations, Warranties and Covenants of Seller.

(a)       The Seller hereby represents and warrants to and covenants with the Purchaser, as of the date hereof, that:

(i)       The Seller is a national banking association organized and validly existing and in good standing under the laws of the United States of America and possesses all requisite authority, power, licenses, permits and franchises to carry on its business as currently conducted by it and to execute, deliver and comply with its obligations under the terms of this Agreement;

(ii)      This Agreement has been duly and validly authorized, executed and delivered by the Seller and, assuming due authorization, execution and delivery hereof by the Purchaser, constitutes a legal, valid and binding obligation of the Seller, enforceable against the Seller in accordance with its terms, except as such enforcement may be limited by bankruptcy, insolvency, reorganization, receivership, moratorium and other laws relating to or affecting the enforcement of creditors’ rights in general, as they may be applied in the context of the insolvency of a national banking association, and by general equity principles (regardless of whether such enforcement is considered in a proceeding in equity or at law), and by public policy considerations underlying the securities laws, to the extent that such public policy considerations limit the enforceability of the provisions of this Agreement which purport to provide indemnification from liabilities under applicable securities laws;

(iii)     The execution and delivery of this Agreement by the Seller and the Seller’s performance and compliance with the terms of this Agreement will not (A) violate the Seller’s articles of association or bylaws, (B) violate any law or regulation or any administrative decree or order to which it is subject or (C) constitute a material default (or an event which, with notice or lapse of time, or both, would constitute a material default) under, or result in the breach of, any material contract, agreement or other instrument to which the Seller is a party or by which the Seller is bound;

(iv)      The Seller is not in default with respect to any order or decree of any court or any order, regulation or demand of any federal, state, municipal or other governmental agency or body, which default might have consequences that would, in the Seller’s reasonable and good faith judgment, materially and adversely affect the condition (financial or other) or operations of the Seller or its properties or have consequences that would materially and adversely affect its performance hereunder;

(v)       The Seller is not a party to or bound by any agreement or instrument or subject to any articles of association, bylaws or any other corporate restriction or any judgment, order, writ, injunction, decree, law or regulation that would, in the Seller’s reasonable and good faith judgment, materially and adversely affect the ability of the Seller to perform its obligations under this Agreement or that requires the consent of any third person to the execution of this Agreement or the performance by the Seller of its obligations under this Agreement (except to the extent such consent has been obtained);

(vi)      No consent, approval, authorization or order of any court or governmental agency or body is required for the execution, delivery and performance by the Seller of or compliance by the Seller with this Agreement or the consummation of the transactions contemplated by this Agreement except as have previously been obtained, and no bulk sale law applies to such transactions;

(vii)     No litigation is pending or, to the Seller’s knowledge, threatened against the Seller that would, in the Seller’s good faith and reasonable judgment, prohibit its entering into this Agreement or materially and adversely affect the performance by the Seller of its obligations under this Agreement;

(viii)    The Seller has caused each Servicing Participant which services a Mortgage Loan to comply, as evidenced by written documentation between each Servicing Participant and the Seller, with all reporting requirements set forth in Sections 3.13, 3.14, 3.22 and 8.17 of the Pooling and Servicing Agreement applicable to such Servicing Participant for the Mortgage Loans set forth on Exhibit C, for so long as the Trust Fund is subject to the reporting requirements of the Securities Exchange Act of 1934, as amended;

(ix)      Under generally accepted accounting principles (“GAAP”) and for federal income tax purposes, the Seller will report the transfer of the Mortgage Loans to the Purchaser as a sale of the Mortgage Loans to the Purchaser in exchange for consideration consisting of a cash amount equal to the Aggregate Purchase Price. The consideration received by the Seller upon the sale of the Mortgage Loans to the Purchaser will constitute at least reasonably equivalent value and fair consideration for the Mortgage Loans. The Seller will be solvent at all relevant times prior to, and will not be rendered insolvent by, the sale of the Mortgage Loans to the Purchaser. The Seller is not selling the Mortgage Loans to the Purchaser with any intent to hinder, delay or defraud any of the creditors of the Seller;

(x)       The Seller has examined the Disclosure Material set forth in the Preliminary Prospectus Supplement (as defined below), the Prospectus Supplement to the accompanying Prospectus (as defined below), the Preliminary Memorandum, and the Memorandum, relating to the Certificates. The Seller hereby represents and warrants that the Disclosure Material is appropriately responsive in all material respects to the applicable requirements of Items 1104, 1110, 1111, 1117 and 1119 of Regulation AB with respect to the Seller and the Wachovia Mortgage Loans; and

(xi)      For so long as the Trust Fund is subject to the reporting requirements of the Exchange Act, the Seller shall provide the Purchaser (or, with respect to any Companion Loan that is deposited into another securitization, the depositor in such other securitization) and the Trustee with any Additional Form 10-K Disclosure and any Additional Form 10-D Disclosure set forth next to the Purchaser’s name on Exhibit U and Exhibit W, respectively, of the Pooling and Servicing Agreement within the time periods set forth in the Pooling and Servicing Agreement.

(b)       The Seller hereby makes the representations and warranties contained in Schedule I for the benefit of the Purchaser and the Trustee for the benefit of the Certificateholders as of the Closing Date, with respect to (and solely with respect to) each Mortgage Loan, which representations and warranties are subject to the exceptions set forth on Schedule II.

(c)       With respect to the schedule of exceptions delivered by the Trustee on the Closing Date, within fifteen (15) Business Days (or, in the reasonable discretion of the Controlling Class Representative, thirty (30) Business Days) of the Closing Date, with respect to the documents specified in clauses (i), (ii), (vii), (ix) (solely with respect to Ground Leases) and (xii) of the definition of Mortgage File, the Seller shall cure any material exception listed therein (for the avoidance of doubt, any deficiencies with respect to the documents specified in clause (ii) resulting solely from a delay in the return of the related documents from the applicable recording office, shall be cured in the time and manner described in Section 2.01(c) of the Pooling and Servicing Agreement). If such exception is not so cured, the Seller shall either (1) repurchase the related Mortgage Loan, (2) with respect to exceptions relating to clause (xii) of the definition of “Mortgage File”, deposit with the Trustee an amount, to be held in trust in a Special Reserve Account pursuant to the Pooling and Servicing Agreement, equal to the amount of the undelivered letter of credit (in the alternative, the Seller may deliver to the Trustee, with a certified copy to the Master Servicer and Trustee, a letter of credit for the benefit of the Master Servicer on behalf of the Trustee and upon the same terms and conditions as the undelivered letter of credit) which the Master Servicer on behalf of the Trustee may use (or draw upon, as the case may be) under the same circumstances and conditions as the Master Servicer would have been entitled to draw on the undelivered letter of credit, or (3) with respect to any exceptions relating to clauses (i), (ii) and (vii), deposit with the Trustee an amount, to be held in trust in a Special Reserve Account pursuant to the Pooling and Servicing Agreement, equal to 25% of the Stated Principal Balance of the related Mortgage Loan on such date. Any funds or letter of credit deposited pursuant to clauses (2) and (3) above shall be held by the Trustee until the earlier of (x) the date on which the Master Servicer certifies to the Trustee and the Controlling Class Representative that such exception has been cured (or the Trustee certifies the same to the Controlling Class Representative), at which time such funds or letter of credit, as applicable, shall be returned to the Seller and (y) thirty (30) Business Days or, if the Controlling Class Representative has extended the cure period, forty-five (45) Business Days after the Closing Date; provided, however, that if such exception is not cured within such thirty (30) Business Days or forty-five (45) Business Days, as the case may be, (A) in the case of clause (2), the Trustee shall retain the funds on deposit in the related Special Reserve Account, or letter of credit, as applicable, or (B) in the case of clause (3), the Seller shall repurchase the related Mortgage Loan in accordance with the terms and conditions of this Agreement, at which time such funds shall be applied to the Purchase Price of the related Mortgage Loan and any letter of credit will be returned to the Seller.

If the Seller receives written notice of a Document Defect or a Breach pursuant to Section 2.03(a) of the Pooling and Servicing Agreement relating to a Mortgage Loan, then the Seller shall not later than ninety (90) days from receipt of such notice (or, in the case of a Document Defect or Breach relating to a Mortgage Loan not being a “qualified mortgage” within the meaning of the REMIC Provisions (a “Qualified Mortgage”), not later than ninety (90) days from the date that any party to the Pooling and Servicing Agreement discovers such Document Defect or Breach; provided the Seller receives such notice in a timely manner), if such Document Defect or Breach shall materially and adversely affect the value of the applicable Mortgage Loan, the interest of the Trust Fund therein or the interests of any Certificateholder, cure such Document Defect or Breach, as the case may be, in all material respects, which shall include payment of actual or provable losses and any Additional Trust Fund Expenses directly resulting from any such Document Defect or Breach or, if such Document Defect or Breach (other than omissions solely due to a document not having been returned by the related recording office) cannot be cured within such 90-day period, (i) repurchase the affected Mortgage Loan at the applicable Purchase Price not later than the end of such 90-day period or (ii) substitute a Qualified Substitute Mortgage Loan for such affected Mortgage Loan not later than the end of such 90-day period (and in no event later than the second anniversary of the Closing Date) and pay the Master Servicer for deposit into the Certificate Account, any Substitution Shortfall Amount in connection therewith; provided, however, that unless the Breach would cause the Mortgage Loan not to be a Qualified Mortgage, and if such Document Defect or Breach is capable of being cured but not within such 90-day period and the Seller has commenced and is diligently proceeding with the cure of such Document Defect or Breach within such 90-day period, such Seller shall have an additional ninety (90) days to complete such cure (or, failing such cure, to repurchase or substitute the related Mortgage Loan); provided, further, that with respect to such additional 90-day period the Seller shall have delivered an officer’s certificate to the Trustee setting forth what actions the Seller is pursuing in connection with the cure thereof and stating that the Seller anticipates that such Document Defect or Breach will be cured within the additional 90-day period; provided, further, that no Document Defect (other than with respect to a Mortgage Note, Mortgage, title insurance policy, Ground Lease, any letter of credit, any franchise agreement, any comfort letter and (if required) any comfort letter transfer documents (collectively, the “Core Material Documents”)) shall be considered to materially and adversely affect the value of the related Mortgage Loan, the interests of the Trust Fund therein or the interests of any Certificateholder unless the document with respect to which the Document Defect exists is required in connection with an imminent enforcement of the mortgagee’s rights or remedies under the related Mortgage Loan, defending any claim asserted by any borrower or third party with respect to the Mortgage Loan, establishing the validity or priority of any lien or any collateral securing the Mortgage Loan or for any immediate significant servicing obligations; provided, further, with respect to Document Defects which materially and adversely affect the interests of any Certificateholder, the interests of the Trust Fund therein or the value of the related Mortgage Loan, other than with respect to Document Defects relating to the Core Material Documents, any applicable cure period following the initial 90-day cure period may be extended by the Master Servicer or the Special Servicer if the document involved is not needed imminently. Such extension will end upon thirty (30) days notice of such need as reasonably determined by the Master Servicer or Special Servicer (with a possible thirty (30) day extension if the Master Servicer or Special Servicer agrees that the Seller is diligently pursuing a cure). The Seller shall cure all Document Defects which materially and adversely affect the interests of any Certificateholder, the interests of the Trust Fund therein or the value of the related Mortgage Loan, regardless of the document involved, no later than two years following the Closing Date; provided that the initial 90-day cure period referenced in this paragraph may not be reduced. For a period of two years from the Closing Date, so long as there remains any Mortgage File relating to a Mortgage Loan as to which there is any uncured Document Defect or Breach, the Seller shall provide the officer’s certificate to the Trustee described above as to the reasons such Document Defect or Breach remains uncured and as to the actions being taken to pursue cure. Notwithstanding the foregoing, the delivery of a commitment to issue a policy of lender’s title insurance as described in Representation 12 of Schedule I hereof in lieu of the delivery of the actual policy of lender’s title insurance shall not be considered a Document Defect or Breach with respect to any Mortgage File if such actual policy of insurance is delivered to the Trustee or a Custodian on its behalf not later than the 90th day following the Closing Date.

If (i) any Mortgage Loan is required to be repurchased or substituted for in the manner described above, (ii) such Mortgage Loan is cross-collateralized and cross-defaulted with one or more other Mortgage Loans (each, a “Crossed Loan”), and (iii) the applicable Document Defect or Breach does not constitute a Document Defect or Breach, as the case may be, as to any other Crossed Loan in such Crossed Group (without regard to this paragraph), then the applicable Document Defect or Breach, as the case may be, will be deemed to constitute a Document Defect or Breach, as the case may be, as to any other Crossed Loan in the Crossed Group for purposes of this paragraph, and the Seller will be required to repurchase or substitute for all of the remaining Crossed Loan(s) in the related Crossed Group as provided in the immediately preceding paragraph unless such other Crossed Loans in such Crossed Group satisfy the Crossed Loan Repurchase Criteria and satisfy all other criteria for substitution or repurchase of Mortgage Loans set forth herein. In the event that the remaining Crossed Loans satisfy the aforementioned criteria, the Seller may elect either to repurchase or substitute for only the affected Crossed Loan as to which the related Breach or Document Defect exists or to repurchase or substitute for all of the Crossed Loans in the related Crossed Group. The Seller shall be responsible for the cost of any Appraisal required to be obtained by the Master Servicer to determine if the Crossed Loan Repurchase Criteria have been satisfied, so long as the scope and cost of such Appraisal has been approved by the Seller (such approval not to be unreasonably withheld).

To the extent that the Seller is required to repurchase or substitute for a Crossed Loan hereunder in the manner prescribed above while the Trustee continues to hold any other Crossed Loans in such Crossed Group, neither the Seller nor the Purchaser shall enforce any remedies against the other’s Primary Collateral, but each is permitted to exercise remedies against the Primary Collateral securing its respective Crossed Loans, including with respect to the Trustee, the Primary Collateral securing Crossed Loans still held by the Trustee.

If the exercise of remedies by one party would materially impair the ability of the other party to exercise its remedies with respect to the Primary Collateral securing the Crossed Loans held by such party, then the Seller and the Purchaser shall forbear from exercising such remedies until the Mortgage Loan documents evidencing and securing the relevant Crossed Loans can be modified in a manner that complies with this Agreement to remove the threat of material impairment as a result of the exercise of remedies or some other accommodation can be reached. Any reserve or other cash collateral or letters of credit securing the Crossed Loans shall be allocated between such Crossed Loans in accordance with the Mortgage Loan documents, or otherwise on a pro rata basis based upon their outstanding Stated Principal Balances. Notwithstanding the foregoing, if a Crossed Loan included in the Trust Fund is modified to terminate the related cross-collateralization and/or cross-default provisions, as a condition to such modification, the Seller shall furnish to the Trustee an Opinion of Counsel that any modification shall not cause an Adverse REMIC Event. Any expenses incurred in good faith by the Purchaser in connection with such modification or accommodation (including, but not limited to, recoverable attorney fees) shall be paid by the Seller.

(d)       In connection with any permitted repurchase or substitution of one or more Mortgage Loans contemplated hereby, upon receipt of a certificate from a Servicing Officer certifying as to the receipt of the Purchase Price or Substitution Shortfall Amount(s), as applicable, in the Certificate Account, and the delivery of the Mortgage File(s) and the Servicing File(s) for the related Qualified Substitute Mortgage Loan(s) to the Custodian and the Master Servicer, respectively, if applicable (i) the Trustee shall execute and deliver such endorsements and assignments as are provided to it by the Master Servicer, in each case without recourse, representation or warranty, as shall be necessary to vest in the Seller, the legal and beneficial ownership of each repurchased Mortgage Loan or substituted Mortgage Loan, as applicable, (ii) the Trustee, the Custodian, the Master Servicer and the Special Servicer shall each tender to the Seller, upon delivery to each of them of a receipt executed by the Seller, all portions of the Mortgage File and other documents pertaining to such Mortgage Loan possessed by it, and (iii) the Master Servicer and the Special Servicer shall release to the Seller any Escrow Payments and Reserve Funds held by it in respect of such repurchased or substituted Mortgage Loans.

(e)       Without limiting the remedies of the Purchaser, the Certificateholders or the Trustee on behalf of the Certificateholders pursuant to this Agreement, it is acknowledged that the representations and warranties are being made for risk allocation purposes. This Section 3 provides the sole remedy available to the Certificateholders, or the Trustee on behalf of the Certificateholders, respecting any Document Defect in a Mortgage File or any Breach of any representation or warranty set forth in or required to be made pursuant to this Section 3. Nothing in this Agreement shall prohibit the Purchaser or its assigns (including the Master Servicer and/or the Special Servicer) from pursuing any course of action authorized by the Pooling and Servicing Agreement while the Purchaser asserts a claim or brings a cause of action to enforce any rights set forth herein against the Seller.

(f)        With respect to any Mortgage Loan which has become a Defaulted Mortgage Loan under the Pooling and Servicing Agreement or with respect to which the related Mortgaged Property has been foreclosed and which is the subject of a repurchase claim under this Agreement, in accordance with Section 2.03 of the Pooling and Servicing Agreement, the Special Servicer with the consent of the Controlling Class Representative shall notify the Seller in writing of its intention to liquidate such Defaulted Mortgage Loan or REO Property at least 45 days prior to any such action. If (a) the Seller consents to such sale and voluntarily agrees to repurchase such Defaulted Mortgage Loan or REO Property or (b) a court of competent jurisdiction determines that the Seller is liable under this Agreement to repurchase such Defaulted Mortgage Loan or REO Property, then such Seller shall remit to the Purchaser an amount equal to the difference if any of the price of such Defaulted Mortgage Loan or REO Property as sold and the price at which the Seller would have had to repurchase such Defaulted Mortgage Loan or REO Property under this Agreement. The Seller shall have ten (10) Business Days after receipt of notice to determine whether or not to consent to such sale. If the Seller does not consent to such sale, the Special Servicer shall contract with a Determination Party (as defined in the Pooling and Servicing Agreement) as to the merits of such proposed sale. If the related Determination Party determines that such proposed sale is in accordance with the Servicing Standard and the provisions of the Pooling and Servicing Agreement with respect to the sale of Defaulted Mortgage Loans and REO Properties and, subsequent to such sale, a court of competent jurisdiction determines that the Seller was liable under this Agreement and required to repurchase such Defaulted Mortgage Loan or REO Property in accordance with the terms hereof, then the Seller shall remit to the Purchaser an amount equal to the difference (if any) between the proceeds of the related action and the price at which the Seller would have been obligated to pay had the Seller repurchased such Defaulted Mortgage Loan or REO Property prior to the execution of a binding contract of sale with a third party in accordance with the terms hereof including the costs related to contracting with the related Determination Party; provided that the foregoing procedure in this Section 3(f) shall not preclude such Seller from repurchasing the Defaulted Mortgage Loan or REO Property prior to the execution of a binding contract of sale with a third party in accordance with the other provisions of this Section 3 (excluding this Section 3(f)). If the related Determination Party determines that the sale of the related Defaulted Mortgage Loan or REO Property is not in accordance with the Servicing Standard and the provisions of the Pooling and Servicing Agreement with respect to the sale of Defaulted Mortgage Loans and REO Properties and the Special Servicer subsequently sells such Mortgage Loan or REO Property, then the Seller will not be liable for any such difference (nor any cost of contracting with the Determination Party).

(g)       Notwithstanding the foregoing, if there exists a Breach relating to whether or not the Mortgage Loan documents or any particular Mortgage Loan document requires the related Mortgagor to bear the costs and expenses associated with any particular action or matter under such Mortgage Loan document(s) with respect to matters described in Representations 23 and 43 of Schedule I hereof, then the Purchaser shall direct the Seller in writing to wire transfer to the Master Servicer for deposit into the Certificate Account, within ninety (90) days of the Seller’s receipt of such direction, the amount of any such costs and expenses borne by the Purchaser, the Certificateholders, the Master Servicer, the Special Servicer and the Trustee on their behalf that are the basis of such Breach. Upon its making such deposit, the Seller shall be deemed to have cured such Breach in all respects. Provided such payment is made in full, this paragraph describes the sole remedy available to the Purchaser, the Certificateholders, the Master Servicer, the Special Servicer and the Trustee on their behalf regarding any such Breach and the Seller shall not be obligated to repurchase the affected Mortgage Loan on account of such Breach or otherwise cure such Breach.

SECTION 4.          Representations and Warranties of the Purchaser. In order to induce the Seller to enter into this Agreement, the Purchaser hereby represents and warrants for the benefit of the Seller as of the date hereof that:

(a)       The Purchaser is a corporation duly organized, validly existing and in good standing under the laws of the State of North Carolina. The Purchaser has the full corporate power and authority and legal right to acquire the Mortgage Loans from the Seller and to transfer the Mortgage Loans to the Trustee.

(b)       This Agreement has been duly and validly authorized, executed and delivered by the Purchaser, all requisite action by the Purchaser’s directors and officers has been taken in connection therewith, and (assuming the due authorization, execution and delivery hereof by the Seller) this Agreement constitutes the valid, legal and binding obligation of the Purchaser, enforceable against the Purchaser in accordance with its terms, except as such enforcement may be limited by (A) laws relating to bankruptcy, insolvency, reorganization, receivership or moratorium, (B) other laws relating to or affecting the rights of creditors generally, or (C) general equity principles (regardless of whether such enforcement is considered in a proceeding in equity or at law).

(c)       Except as may be required under federal or state securities laws (and which will be obtained on a timely basis), no consent, approval, authorization or order of, registration or filing with, or notice to, any governmental authority or court, is required, under federal or state law, for the execution, delivery and performance by the Purchaser of or compliance by the Purchaser with this Agreement, or the consummation by the Purchaser of any transaction described in this Agreement.

(d)       None of the acquisition of the Mortgage Loans by the Purchaser, the transfer of the Mortgage Loans to the Trustee, or the execution, delivery or performance of this Agreement by the Purchaser, results or will result in the creation or imposition of any lien on any of the Purchaser’s assets or property, or conflicts or will conflict with, results or will result in a breach of, or require or will require the consent of any third person or constitutes or will constitute a default under (A) any term or provision of the Purchaser’s certificate of incorporation or bylaws, (B) any term or provision of any material agreement, contract, instrument or indenture, to which the Purchaser is a party or by which the Purchaser is bound, or (C) any law, rule, regulation, order, judgment, writ, injunction or decree of any court or governmental authority having jurisdiction over the Purchaser or its assets.

(e)       Under GAAP and for federal income tax purposes, the Purchaser will report the transfer of the Mortgage Loans by the Seller to the Purchaser as a sale of the Mortgage Loans to the Purchaser in exchange for consideration consisting of a cash amount equal to the Aggregate Purchase Price.

(f)        There is no action, suit, proceeding or investigation pending or to the knowledge of the Purchaser, threatened against the Purchaser in any court or by or before any other governmental agency or instrumentality which would materially and adversely affect the validity of this Agreement or any action taken in connection with the obligations of the Purchaser contemplated herein, or which would be likely to impair materially the ability of the Purchaser to enter into and/or perform its obligations under the terms of this Agreement.

(g)       The Purchaser is not in default with respect to any order or decree of any court or any order, regulation or demand of any federal, state, municipal or governmental agency or body, which default might have consequences that would materially and adversely affect the condition (financial or other) or operations of the Purchaser or its properties or might have consequences that would materially and adversely affect its performance hereunder.

(h)       With respect to the Winn-Dixie Loans, Purchaser shall not sell a Note A or Note B unless such Note A or Note B is sold together with the other Note in the pair.

SECTION 5.          Closing. The closing of the sale of the Mortgage Loans (the “Closing”) shall be held at the offices of Dewey & LeBoeuf LLP, Charlotte, North Carolina on the Closing Date.

The Closing shall be subject to each of the following conditions:

(a)       All of the representations and warranties of the Seller set forth in or made pursuant to Sections 3(a) and 3(b) of this Agreement and all of the representations and warranties of the Purchaser set forth in Section 4 of this Agreement shall be true and correct in all material respects as of the Closing Date;

(b)       The Pooling and Servicing Agreement (to the extent it affects the obligations of the Seller hereunder) and all documents specified in Section 6 of this Agreement (the “Closing Documents”), in such forms as are agreed upon and acceptable to the Purchaser, the Seller, the Underwriters, the Initial Purchaser and their respective counsel in their reasonable discretion, shall be duly executed and delivered by all signatories as required pursuant to the respective terms thereof;

(c)       The Seller shall have delivered and released to the Trustee (or a Custodian on its behalf) and the Master Servicer, respectively, all documents represented to have been or required to be delivered to the Trustee and the Master Servicer pursuant to Section 2 of this Agreement;;

(d)       All other terms and conditions of this Agreement required to be complied with on or before the Closing Date shall have been complied with in all material respects and the Seller shall have the ability to comply with all terms and conditions and perform all duties and obligations required to be complied with or performed after the Closing Date;

(e)       The Seller shall have paid all fees and expenses payable by it to the Purchaser or otherwise pursuant to this Agreement as of the Closing Date; and

(f)        The letters shall have been received from the independent accounting firms KPMG LLP and Ernst & Young LLP, in form satisfactory to the Purchaser, relating to certain information regarding the Mortgage Loans and Certificates as set forth in the Prospectus, the Preliminary Prospectus Supplement, the Prospectus Supplement, the Preliminary Memorandum and the Memorandum.

Both parties agree to use their best efforts to perform their respective obligations hereunder in a manner that will enable the Purchaser to purchase the Mortgage Loans on the Closing Date.

SECTION 6.          Closing Documents. The Closing Documents shall consist of the following:

(a)       Representations, Warranties and Covenants of Seller.

  (b)       A certificate of the Seller, executed by a duly authorized officer of the Seller and dated the Closing Date, and upon which the Purchaser, the Underwriters and the Initial Purchaser may rely, to the effect that: (i) the representations and warranties of the Seller in this Agreement are true and correct in all material respects at and as of the Closing Date with the same effect as if made on such date; and (ii) the Seller has, in all material respects, complied with all the agreements and satisfied all the conditions on its part that are required under this Agreement to be performed or satisfied at or prior to the Closing Date;

(c)       An officer’s certificate from an officer of the Seller (signed in his/her capacity as an officer), dated the Closing Date, and upon which the Purchaser may rely, to the effect that each individual who, as an officer or representative of the Seller, signed this Agreement or any other document or certificate delivered on or before the Closing Date in connection with the transactions contemplated herein, was at the respective times of such signing and delivery, and is as of the Closing Date, duly elected or appointed, qualified and acting as such officer or representative, and the signatures of such persons appearing on such documents and certificates are their genuine signatures;

(d)       An officer’s certificate from an officer of the Seller (signed in his/her capacity as an officer), dated the Closing Date, and upon which the Purchaser, the Underwriters and the Initial Purchaser may rely, to the effect that with respect to the Seller, the Mortgage Loans, the related Mortgagors and the related Mortgaged Properties (i) such officer has carefully examined the Specified Portions of the Preliminary Prospectus Supplement together with all other Time of Sale Information delivered prior to the Time of Sale and nothing has come to his attention that would lead him to believe that the Specified Portions of the Preliminary Prospectus Supplement together with all other Time of Sale Information delivered prior to the Time of Sale, as of the Time of Sale, or as of the Closing Date, included or include any untrue statement of a material fact relating to the Mortgage Loans or omitted or omit to state therein a material fact necessary in order to make the statements therein relating to the Mortgage Loans, in light of the circumstances under which they were made, not misleading, (ii) such officer has carefully examined the Specified Portions of the Prospectus Supplement and nothing has come to his attention that would lead him to believe that the Specified Portions of the Prospectus Supplement, as of the date of the Prospectus Supplement, or as of the Closing Date, included or include any untrue statement of a material fact relating to the Mortgage Loans or omitted or omit to state therein a material fact necessary in order to make the statements therein relating to the Mortgage Loans, in light of the circumstances under which they were made, not misleading, (iii) such officer has examined the Specified Portions of the Memorandum and nothing has come to his attention that would lead him to believe that the Specified Portions of the Memorandum, as of the date thereof or as of the Closing Date, included or include any untrue statement of a material fact relating to the Mortgage Loans or omitted or omit to state therein a material fact necessary in order to make the statements therein related to the Mortgage Loans, in the light of the circumstances under which they were made, not misleading. The “Specified Portions” of the Preliminary Prospectus Supplement or the Prospectus Supplement, as applicable, shall consist of

Annex A and Annex D thereto, the diskette which accompanies the Prospectus Supplement (insofar as such diskette is consistent with such Annex A) and the following sections of the Preliminary Prospectus Supplement or the Prospectus Supplement, as applicable (exclusive of any statements in such sections that purport to summarize the servicing and administration provisions of the Pooling and Servicing Agreement): “SUMMARY OF PROSPECTUS SUPPLEMENT—THE PARTIES—The Mortgage Loan Sellers”, “SUMMARY OF PROSPECTUS SUPPLEMENT—THE MORTGAGE LOANS”, “RISK FACTORS—The Mortgage Loans”, “DESCRIPTION OF THE MORTGAGE POOL—General”, “—Mortgage Loan History”, “—Certain Terms and Conditions of the Mortgage Loans”, “—Assessments of Property Condition”, “—Co-Lender Loans”, “—Additional Mortgage Loan Information”, “—Twenty Largest Mortgage Loans”, “—The Mortgage Loan Sellers”, “—The Sponsors” and “—Representations and Warranties; Repurchases and Substitutions”. The “Specified Portions” of the Memorandum shall consist of the Specified Portions of the Prospectus Supplement and the first and second full paragraphs on page “v” of the Memorandum.

(e)       The resolutions of the requisite committee of the Seller’s special loan committee authorizing the Seller’s entering into the transactions contemplated by this Agreement, the articles of association and by-laws of the Seller, and an original or copy of a certificate of good standing of the Seller issued by the Comptroller of the Currency not earlier than sixty (60) days prior to the Closing Date;

(f)        A written opinion of counsel for the Seller (which opinion may be from in-house counsel, outside counsel or a combination thereof), reasonably satisfactory to the Purchaser, its counsel and the Rating Agencies, dated the Closing Date and addressed to the Purchaser, the Trustee, the Underwriters, the Initial Purchaser and each of the Rating Agencies, together with such other written opinions as may be required by the Rating Agencies; and

(g)       Such further certificates, opinions and documents as the Purchaser may reasonably request.

SECTION 7.        Indemnification.

(a)       The Seller shall indemnify and hold harmless the Purchaser, the Underwriters, the Initial Purchaser, their respective officers and directors, and each person, if any, who controls the Purchaser, any Underwriter or any Initial Purchaser within the meaning of either Section 15 of the Securities Act of 1933, as amended (the “1933 Act”) or Section 20 of the Securities Exchange Act of 1934, as amended (the “1934 Act”), against any and all losses, expenses (including the reasonable fees and expenses of legal counsel), claims, damages or liabilities, joint or several, to which they or any of them may become subject under the 1933 Act, the 1934 Act or other federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) (i) arise out of or are based upon a breach of the representations made by the Seller in Section 3(a)(ix) hereof, (ii) arise out of or are based upon a breach or violation of the representations made by the Seller in Section 3(a)(x) hereof, (iii) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in (A) the Prospectus Supplement, the Preliminary Memorandum, the Memorandum, the Diskette or, to the extent reviewed and approved by Seller, in any revision or amendment of or supplement to any of the foregoing, (B) any Time of Sale

Information or any Issuer Information contained in any Free Writing Prospectus prepared by or on behalf of the Underwriters (an “Underwriter Free Writing Prospectus”) or contained in any Free Writing Prospectus which is required to be filed in accordance with the terms of the Underwriting Agreement, (C) any items similar to Free Writing Prospectuses forwarded by the Seller to the Initial Purchaser, or in any revision or amendment of or supplement to any of the foregoing or (D) the summaries, reports, documents and other written and computer materials and all other information regarding the Mortgage Loans or the Seller furnished by the Seller for review by prospective investors (the items in (A), (B), (C) and (D) above being defined as the “Disclosure Material”), or (iv) arise out of or are based upon the omission or alleged omission to state therein (in the case of Free Writing Prospectuses, when read in conjunction with the other Time of Sale Information in the case of any items similar to Free Writing Prospectuses, when read in conjunction with the Memorandum) and in the case of any summaries, reports, documents, written or computer materials, or other information contemplated in clause (D) above, when read in conjunction with the Memorandum and, in the case of any Free Writing Prospectus, when read in conjunction with the other Time of Sale Information, a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; but, with respect to any Disclosure Material described in clauses (A), (B) and (C) of the definition thereof, only if and to the extent that (I) any such untrue statement or alleged untrue statement or omission or alleged omission occurring in, or with respect to, such Disclosure Material, arises out of or is based upon an untrue statement or omission with respect to the Mortgage Loans, the related Mortgagors and/or the related Mortgaged Properties contained in the Data File (it being herein acknowledged that the Data File was and will be used to prepare the Preliminary Prospectus Supplement and the Prospectus Supplement, including without limitation Annex A thereto, any other Time of Sale Information, the Preliminary Memorandum, the Memorandum and the Diskette with respect to the Registered Certificates and any items similar to Free Writing Prospectuses forwarded to prospective investors in the Non-Registered Certificates and any Free Writing Prospectus), (II) any such untrue statement or alleged untrue statement or omission or alleged omission of a material fact occurring in, or with respect to, such Disclosure Material, is with respect to, or arises out of or is based upon an untrue statement or omission of a material fact with respect to, the information regarding the Mortgage Loans, the related Mortgagors, the related Mortgaged Properties and/or the Seller set forth in the Specified Portions of the Preliminary Prospectus Supplement, the Prospectus Supplement, the Preliminary Memorandum or the Memorandum, (III) any such untrue statement or alleged untrue statement or omission or alleged omission occurring in, or with respect to, such Disclosure Material, arises out of or is based upon a breach of the representations and warranties of the Seller set forth in or made pursuant to Section 3 hereof or (IV) any such untrue statement or alleged untrue statement or omission or alleged omission occurring in, or with respect to, such Disclosure Material, arises out of or is based upon any other written information concerning the characteristics of the Mortgage Loans, the related Mortgagors or the related Mortgaged Properties furnished to the Purchaser, the Underwriters or the Initial Purchaser by the Seller; provided, that the indemnification provided by this Section 7 shall not apply to the extent that such untrue statement or omission of a material fact was made as a result of an error in the manipulation of, or in any calculations based upon, or in any aggregation of the information regarding the Mortgage Loans, the related Mortgagors and/or the related Mortgaged Properties set forth in the Data File or Annex A to the Preliminary Prospectus Supplement or the Prospectus Supplement to the extent such information was not materially incorrect in the Data File or such Annex A, as applicable, including without limitation the aggregation of such information with comparable information relating to the Other Mortgage Loans. Notwithstanding the foregoing, the indemnification provided in this Section 7(a) shall not inure to the benefit of any Underwriter or Initial Purchaser (or to the benefit of any person controlling such Underwriter or Initial Purchaser) from whom the person asserting claims giving rise to any such losses, claims, damages, expenses or liabilities purchased Certificates if (x) the subject untrue statement or omission or alleged untrue statement or omission made in any Disclosure Material (exclusive of the Prospectus or any corrected or amended Prospectus or the Memorandum or any corrected or amended Memorandum) is eliminated or remedied in the Prospectus or the Memorandum or, with respect to any Time of Sale Information only, by the delivery of a Corrected Free Writing Prospectus prior to the Time of Sale (in each case, as corrected or amended, if applicable), as applicable, and (y) a copy of the Prospectus, Memorandum or Corrected Free Writing Prospectus (in each case, as corrected or amended, if applicable), as applicable, shall not have been sent to such person at or prior to the Time of Sale of such Certificates, and (z) in the case of a corrected or amended Prospectus, Memorandum or Corrected Free Writing Prospectus, such Underwriter or Initial Purchaser received electronically or in writing notice of such untrue statement or omission and updated information concerning the untrue statement or omission at least one Business Day prior to the Time of Sale. The Seller shall, subject to clause (c) below, reimburse each such indemnified party, as incurred, for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action.

(b)       For purposes of this Agreement, “Registration Statement” shall mean such registration statement No. 333-131262 filed by the Purchaser on Form S-3, including without limitation exhibits thereto and information incorporated therein by reference; “Base Prospectus” shall mean the prospectus, dated October 19, 2006, as supplemented by the prospectus supplement, dated November 1, 2007 (the “Prospectus Supplement” and, together with the Base Prospectus, the “Prospectus”) relating to the Registered Certificates, including all annexes thereto; “Preliminary Prospectus Supplement” shall mean the free writing prospectus, dated October 12, 2007, consisting of the preliminary free writing prospectus, including the Base Prospectus, dated October 19, 2006 attached thereto, “Preliminary Memorandum” shall mean the preliminary private placement memorandum, dated October 29, 2007, relating to the Non-Registered Certificates, including all annexes thereto; “Memorandum” shall mean the private placement memorandum, dated November 1, 2007, relating to the Non-Registered Certificates, including all exhibits thereto; “Registered Certificates” shall mean the Class A-1, Class A-2, Class A-PB, Class A-3, Class A-1A, Class IO, Class A-J, Class B, Class C, Class D, Class E and Class F Certificates; “Non-Registered Certificates” shall mean the Certificates other than the Registered Certificates; “Diskette” shall mean the diskette or compact disc attached to each of the Preliminary Prospectus Supplement, the Prospectus and the Memorandum; and “Data File” shall mean the compilation of information and data regarding the Mortgage Loans covered by the Agreed Upon Procedures Letters, dated October 12, 2007, and rendered by KPMG LLP (a “hard copy” of which Data File was initialed on behalf of the Seller and the Purchaser). “Free Writing Prospectus” shall mean a “free writing prospectus” as such term is defined pursuant to Rule 405 under the 1933 Act. “Corrected Free Writing Prospectus” shall mean a Free Writing Prospectus that corrects any previous Free Writing Prospectus prepared by or on behalf of any Underwriter and delivered to any purchaser that contained any untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements contained therein, in light of the circumstances in which they were made, not misleading. “Time of Sale” shall mean the time at which sales to investors of the Certificates were first made as determined in accordance with Rule 159 of the 1933 Act. “Time of Sale Information” shall mean each free writing prospectus listed on Exhibit B hereto. “Issuer Information” shall have the meaning given to such term in Rule 433(h) under the 1933 Act (as discussed by the Securities and Exchange Commission (the “Commission”) in footnote 271 of the Commission’s Securities Offering Reform Release No. 33—8591). “Regulation AB” shall have the meaning as defined in Subpart 229.1100 – Asset Backed Securities (Regulation AB), 17 C.F.R. §§229.1100-229.1123 of the 1933 Act, as such may be amended from time to time, and subject to such clarification and interpretation as have been provided by the Commission in the adopting release (Asset-Backed Securities, Securities Act Release No. 33-8518, 70 Fed. Reg. 1,506, 1,531 (Jan. 7, 2005)) or by the staff of the Commission, or as may be provided by the Commission or its staff from time to time.

(c)       As promptly as reasonably practicable after receipt by any person entitled to indemnification under this Section 7 (an “indemnified party”) of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the Seller (the “indemnifying party”) under this Section 7, notify the indemnifying party in writing of the commencement thereof; but the omission so to notify the indemnifying party will not relieve it from any liability that it may have to any indemnified party under Section 7(a) (except to the extent that such omission has prejudiced the indemnifying party in any material respect) or from any liability which it may have otherwise than under this Section 7. In case any such action is brought against any indemnified party and it notifies the indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein, and to the extent that it may elect by written notice delivered to the indemnified party promptly after receiving the aforesaid notice from such indemnified party, to assume the defense thereof, with counsel selected by the indemnifying party and reasonably satisfactory to such indemnified party; provided, however, that if the defendants in any such action include both the indemnified party and the indemnifying party and the indemnified party or parties shall have reasonably concluded that there may be legal defenses available to it or them and/or other indemnified parties that are different from or additional to those available to the indemnifying party, the indemnified party shall have the right to select separate counsel to assert such legal defenses and to otherwise participate in the defense of such action on behalf of such indemnified party or parties. Upon receipt of notice from the indemnifying party to such indemnified party of its election so to assume the defense of such action and approval by the indemnified party of counsel, the indemnifying party will not be liable for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof, unless (i) the indemnified party shall have employed separate counsel in connection with the assertion of legal defenses in accordance with the proviso to the preceding sentence (it being understood, however, that the indemnifying party shall not be liable for the expenses of more than one separate counsel, approved by the Purchaser, the Underwriters and the Initial Purchaser, representing all the indemnified parties under Section 7(a) hereof who are parties to such action), (ii) the indemnifying party shall not have employed counsel reasonably satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of commencement of the action or (iii) the indemnifying party has authorized the employment of counsel for the indemnified party at the expense of the indemnifying party; and except that, if clause (i) or (iii) is applicable, such liability shall only be in respect of the counsel referred to in such clause (i) or (iii). Unless it shall assume the defense of any proceeding, an indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent but, if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party shall indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel or any other expenses for which the indemnifying party is obligated under this subsection, the indemnifying party agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than forty-five (45) days after receipt by such indemnifying party of the aforesaid request and (ii) such indemnifying party shall not have reimbursed the indemnified party in accordance with such request prior to the date of such settlement. If an indemnifying party assumes the defense of any proceeding, it shall be entitled to settle such proceeding with the consent of the indemnified party or, if such settlement provides for an unconditional release of the indemnified party in connection with all matters relating to the proceeding that have been asserted against the indemnified party in such proceeding by the other parties to such settlement, which release does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party without the consent of the indemnified party.

(d)       If the indemnification provided for in this Section 7 is unavailable to an indemnified party under Section 7(a) hereof or insufficient in respect of any losses, claims, damages or liabilities referred to therein, then the indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities, in such proportion as is appropriate to reflect the relative fault of the indemnified and indemnifying parties in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations (taking into account the parties’ relative knowledge and access to information concerning the matter with respect to which the claim was asserted, the opportunity to correct and prevent any statement or omission or failure to comply, and any other equitable considerations appropriate under the circumstances). The relative fault of the indemnified and indemnifying parties shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by such parties; provided that no Underwriter or Initial Purchaser shall be obligated to contribute more than its share of underwriting discounts and commissions and other fees pertaining to the Certificates, less any damages otherwise paid by such Underwriter or Initial Purchaser with respect to such loss, liability, claim, damage or expense. It is hereby acknowledged that the respective Underwriters’ and Initial Purchaser’s obligations under this Section 7 shall be several and not joint. For purposes of this Section, each person, if any, who controls an Underwriter or an Initial Purchaser within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act, and such Underwriter’s or Initial Purchaser’s officers and directors, shall have the same rights to contribution as such Underwriter or Initial Purchaser, as the case may be, and each director of the Seller and each person, if any who controls the Seller within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act shall have the same rights to contribution as the Seller.

(e)       The Purchaser and the Seller agree that it would not be just and equitable if contribution pursuant to Section 7(d) hereof were determined by pro rata allocation or by any other method of allocation that does not take account of the considerations referred to in Section

7(d) above. The amount paid or payable by an indemnified party as a result of the losses, claims, damages and liabilities referred to in this Section 7 shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim, except where the indemnified party is required to bear such expenses pursuant to this Section 7, which expenses the indemnifying party shall pay as and when incurred, at the request of the indemnified party, to the extent that the indemnifying party will be ultimately obligated to pay such expenses. If any expenses so paid by the indemnifying party are subsequently determined to not be required to be borne by the indemnifying party hereunder, the party that received such payment shall promptly refund the amount so paid to the party which made such payment. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

(f)        The indemnity and contribution agreements contained in this Section 7 shall remain operative and in full force and effect regardless of (i) any termination of this Agreement, (ii) any investigation made by the Purchaser, the Underwriters, the Initial Purchaser, any of their respective directors or officers, or any person controlling the Purchaser, the Underwriters or the Initial Purchaser and (iii) acceptance of and payment for any of the Certificates.

(g)       Without limiting the generality or applicability of any other provision of this Agreement, the Underwriters, the Initial Purchaser and their directors, officers and controlling parties shall be third-party beneficiaries of the provisions of this Section 7.

SECTION 8.          Costs. The Seller shall pay (or shall reimburse the Purchaser to the extent that the Purchaser has paid) the Seller’s pro rata portion of the aggregate of the following amounts (the Seller’s pro rata portion to be determined according to the percentage that the Wachovia Mortgage Loan Balance represents as of the Cut-Off Date Pool Balance): (i) the costs and expenses of printing and delivering the Pooling and Servicing Agreement and the Certificates; (ii) the costs and expenses of printing (or otherwise reproducing) and delivering a final Prospectus, Term Sheet, Preliminary Prospectus Supplement, each other Free Writing Prospectus, Preliminary Memorandum and Memorandum relating to the Certificates; (iii) the initial fees, costs, and expenses of the Trustee (including reasonable attorneys’ fees); (iv) the filing fee charged by the Commission for registration of the Certificates so registered; (v) the fees charged by the Rating Agencies to rate the Certificates so rated; (vi) the fees and disbursements of a firm of certified public accountants selected by the Purchaser and the Seller with respect to numerical information in respect of the Mortgage Loans and the Certificates included in any Free Writing Prospectus, the Prospectus Supplement, the Preliminary Memorandum and the Memorandum, including in respect of the cost of obtaining any “comfort letters” with respect to such items; (vii) the reasonable out-of-pocket costs and expenses in connection with the qualification or exemption of the Certificates under state securities or “Blue Sky” laws, including filing fees and reasonable fees and disbursements of counsel in connection therewith, in connection with the preparation of any “Blue Sky” survey and in connection with any determination of the eligibility of the Certificates for investment by institutional investors and the preparation of any legal investment survey; (viii) the expenses of printing any such “Blue Sky” survey and legal investment survey; and (ix) the reasonable fees and disbursements of counsel to the Underwriters or Initial Purchaser; provided, however, Seller shall pay (or shall reimburse the Purchaser to the extent that the Purchaser has paid) the expense of recording any assignment of Mortgage or assignment of Assignment of Leases as contemplated by Section 2 hereof with respect to the Seller’s Mortgage Loans. All other costs and expenses in connection with the transactions contemplated hereunder shall be borne by the party incurring such expense.

SECTION 9.          Grant of a Security Interest. It is the express intent of the parties hereto that the conveyance of the Mortgage Loans by the Seller to the Purchaser as provided in Section 2 hereof be, and be construed as, a sale of the Mortgage Loans by the Seller to the Purchaser and not as a pledge of the Mortgage Loans by the Seller to the Purchaser to secure a debt or other obligation of the Seller. However, if, notwithstanding the aforementioned intent of the parties, the Mortgage Loans are held to be property of the Seller, then, (a) it is the express intent of the parties that such conveyance be deemed a pledge of the Mortgage Loans by the Seller to the Purchaser to secure a debt or other obligation of the Seller, and (b) (i) this Agreement shall also be deemed to be a security agreement within the meaning of Article 9 of the Uniform Commercial Code of the applicable jurisdiction; (ii) the conveyance provided for in Section 2 hereof shall be deemed to be a grant by the Seller to the Purchaser of a security interest in all of the Seller’s right, title and interest in and to the Mortgage Loans, and all amounts payable to the holder of the Mortgage Loans in accordance with the terms thereof, and all proceeds of the conversion, voluntary or involuntary, of the foregoing into cash, instruments, securities or other property, including, without limitation, all amounts, other than investment earnings, from time to time held or invested in the Certificate Account, the Distribution Account or, if established, the REO Account (each as defined in the Pooling and Servicing Agreement) whether in the form of cash, instruments, securities or other property; (iii) the assignment to the Trustee of the interest of the Purchaser as contemplated by Section 1 hereof shall be deemed to be an assignment of any security interest created hereunder; (iv) the possession by the Trustee or any of its agents, including, without limitation, the Custodian, of the Mortgage Notes, and such other items of property as constitute instruments, money, negotiable documents or chattel paper shall be deemed to be possession by the secured party for purposes of perfecting the security interest pursuant to Section 9-313 of the Uniform Commercial Code of the applicable jurisdiction; and (v) notifications to persons (other than the Trustee) holding such property, and acknowledgments, receipts or confirmations from persons (other than the Trustee) holding such property, shall be deemed notifications to, or acknowledgments, receipts or confirmations from, financial intermediaries, bailees or agents (as applicable) of the secured party for the purpose of perfecting such security interest under applicable law. The Seller and the Purchaser shall, to the extent consistent with this Agreement, take such actions as may be necessary to ensure that, if this Agreement were deemed to create a security interest in the Mortgage Loans, such security interest would be deemed to be a perfected security interest of first priority under applicable law and will be maintained as such throughout the term of this Agreement and the Pooling and Servicing Agreement.

SECTION 10.        Covenants of Purchaser. The Purchaser shall provide the Seller with all forms of Disclosure Materials (including the Preliminary Prospectus Supplement, the final form of the Memorandum and the final form of the Prospectus Supplement) promptly upon any such document becoming available.

SECTION 11.        Notices. All notices, copies, requests, consents, demands and other communications required hereunder shall be in writing and telecopied or delivered to the intended recipient at the “Address for Notices” specified beneath its name on the signature pages hereof or, as to either party, at such other address as shall be designated by such party in a notice hereunder to the other party. Except as otherwise provided in this Agreement, all such communications shall be deemed to have been duly given when transmitted by telecopier or personally delivered or, in the case of a mailed notice, upon receipt, in each case given or addressed as aforesaid.

SECTION 12.        Representations, Warranties and Agreements to Survive Delivery. All representations, warranties and agreements contained in this Agreement, incorporated herein by reference or contained in the certificates of officers of the Seller submitted pursuant hereto, shall remain operative and in full force and effect and shall survive delivery of the Mortgage Loans by the Seller to the Purchaser (and by the Purchaser to the Trustee).

SECTION 13.        Severability of Provisions. Any part, provision, representation, warranty or covenant of this Agreement that is prohibited or which is held to be void or unenforceable shall be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof. Any part, provision, representation, warranty or covenant of this Agreement that is prohibited or unenforceable or is held to be void or unenforceable in any particular jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any particular jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. To the extent permitted by applicable law, the parties hereto waive any provision of law which prohibits or renders void or unenforceable any provision hereof.

SECTION 14.        Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be an original, but which together shall constitute one and the same agreement.

SECTION 15.        GOVERNING LAW. THIS AGREEMENT AND THE RIGHTS, DUTIES, OBLIGATIONS AND RESPONSIBILITIES OF THE PARTIES HERETO SHALL BE GOVERNED IN ACCORDANCE WITH THE INTERNAL LAWS AND DECISIONS OF NEW YORK, WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES. THE PARTIES HERETO INTEND THAT THE PROVISIONS OF SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW SHALL APPLY TO THIS AGREEMENT.

SECTION 16.        Attorneys’ Fees. If any legal action, suit or proceeding is commenced between the Seller and the Purchaser regarding their respective rights and obligations under this Agreement, the prevailing party shall be entitled to recover, in addition to damages or other relief, costs and expenses, attorneys’ fees and court costs (including, without limitation, expert witness fees). As used herein, the term “prevailing party” shall mean the party which obtains the principal relief it has sought, whether by compromise settlement or judgment. If the party which commenced or instituted the action, suit or proceeding shall dismiss or discontinue it without the concurrence of the other party, such other party shall be deemed the prevailing party.

SECTION 17.        Further Assurances. The Seller and the Purchaser agree to execute and deliver such instruments and take such further actions as the other party may, from time to time, reasonably request in order to effectuate the purposes and to carry out the terms of this Agreement.

SECTION 18.        Successors and Assigns. The rights and obligations of the Seller under this Agreement shall not be assigned by the Seller without the prior written consent of the Purchaser, except that any person into which the Seller may be merged or consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Seller is a party, or any person succeeding to all or substantially all of the business of the Seller, shall be the successor to the Seller hereunder. The Purchaser has the right to assign its interest under this Agreement, in whole or in part, as may be required to effect the purposes of the Pooling and Servicing Agreement, and the assignee shall, to the extent of such assignment, succeed to the rights and obligations hereunder of the Purchaser. Subject to the foregoing, this Agreement shall bind and inure to the benefit of and be enforceable by the Seller, the Purchaser, the Underwriters and the Initial Purchaser (each as intended third party beneficiaries hereof) and their permitted successors and assigns, and the officers, directors and controlling persons referred to in Section 7. This Agreement is enforceable by the Underwriters, the Initial Purchaser and the other third party beneficiaries hereto in all respects to the same extent as if they had been signatories hereof.

SECTION 19.        Amendments. No term or provision of this Agreement may be waived or modified unless such waiver or modification is in writing and signed by a duly authorized officer of the party, or third party beneficiary, against whom such waiver or modification is sought to be enforced. No amendment to the Pooling and Servicing Agreement which relates to defined terms contained therein, Section 2.01(d) thereof or the repurchase obligations or any other obligations of the Seller shall be effective against the Seller (in such capacity) unless the Seller shall have agreed to such amendment in writing.

SECTION 20.        Accountants’ Letters. The parties hereto shall cooperate with KPMG LLP and Ernst & Young LLP in making available all information and taking all steps reasonably necessary to permit such accountants to deliver the letters required by the Underwriting Agreement.

IN WITNESS WHEREOF, the Seller and the Purchaser have caused their names to be signed hereto by their respective duly authorized officers as of the date first above written.

SELLER

WACHOVIA BANK, NATIONAL ASSOCIATION

By:  /s/ Keith Schleicher
       Name:  Keith Schleicher
      Title:    Managing Director

Address for Notices:

One Wachovia Center
301 South College Street
Charlotte, North Carolina 28288-0166
Telecopier No.: (704) 383-1942
Telephone No.: (704) 374-6161

[SIGNATURES CONTINUE ON FOLLOWING PAGE]

PURCHASER

WACHOVIA COMMERCIAL MORTGAGE SECURITIES, INC.

By:  /s/ Bradford D. Rodgers
      Name:  Bradford D. Rodgers
      Title:    Associate

Address for Notices:

One Wachovia Center
301 South College Street
Charlotte, North Carolina 28288-0166
Telecopier No.: (704) 383-1942
Telephone No.: (704) 374-6161

SCHEDULE I
General Mortgage Representations and Warranties

For purposes of this Schedule I, the phrases “to the knowledge of the Seller” or “to the Seller’s knowledge” shall mean, except where otherwise expressly set forth below, the actual state of knowledge of the Seller or any servicer acting on its behalf regarding the matters referred to, in each case: (i) at the time of the Seller’s origination or acquisition of the particular Mortgage Loan, after the Seller having conducted such inquiry and due diligence into such matters as would be customarily performed by a prudent institutional commercial or multifamily, as applicable, mortgage lender; and (ii) subsequent to such origination, the Seller having utilized monitoring practices that would be utilized by a prudent commercial or multifamily, as applicable, mortgage lender and having made prudent inquiry as to the knowledge of the servicer servicing such Mortgage Loan on its behalf. Also, for purposes of these representations and warranties, the phrases “to the actual knowledge of the Seller” or “to the Seller’s actual knowledge” shall mean, except where otherwise expressly set forth below, the actual state of knowledge of the Seller or any servicer acting on its behalf without any express or implied obligation to make inquiry. All information contained in documents which are part of or required to be part of a Mortgage File shall be deemed to be within the knowledge and the actual knowledge of the Seller. Wherever there is a reference to receipt by, or possession of, the Seller of any information or documents, or to any action taken by the Seller or not taken by the Seller, such reference shall include the receipt or possession of such information or documents by, or the taking of such action or the failure to take such action by, the Seller or any servicer acting on its behalf.

1.

The information pertaining to each Mortgage Loan set forth in the Mortgage Loan Schedule was true and correct in all material respects as of the Cut-Off Date and included all of the material information required by the definition of Mortgage Loan Schedule.

2.

As of the date of its origination, such Mortgage Loan complied in all material respects with, or was exempt from, all requirements of federal, state or local law relating to the origination of such Mortgage Loan.

3.

Immediately prior to the sale, transfer and assignment to the Purchaser, the Seller had good and marketable title to, and was the sole owner of, each Mortgage Loan, and the Seller is transferring such Mortgage Loan free and clear of any and all liens, pledges, charges, security interests or any other ownership interests of any nature encumbering such Mortgage Loan. Upon consummation of the transactions contemplated by this Agreement, the Seller will have validly and effectively conveyed to the Purchaser all legal and beneficial interest in and to such Mortgage Loan (other than those rights to servicing and related compensation as reflected in the Mortgage Loan Schedule) free and clear of any pledge, lien or security interest.

4.	The proceeds of such Mortgage Loan have been fully disbursed and there is no requirement for future advances thereunder.

5.

Each related Mortgage Note, Mortgage, Assignment of Leases (if a document separate from the Mortgage) and other agreement executed by the related Mortgagor in connection with such Mortgage Loan is a legal, valid and binding obligation of the related Mortgagor (subject to any non-recourse provisions therein and any state anti-deficiency or market value limit deficiency legislation), enforceable in accordance with its terms, except (i) that certain provisions contained in such Mortgage Loan documents are or may be unenforceable in whole or in part under applicable state or federal laws, but neither the application of any such laws to any such provision nor the inclusion of any such provisions renders any of the Mortgage Loan documents invalid as a whole and such Mortgage Loan documents taken as a whole are enforceable to the extent necessary and customary for the practical realization of the rights and benefits afforded thereby and (ii) as such enforcement may be limited by bankruptcy, insolvency, receivership, reorganization, moratorium, redemption, liquidation or other laws affecting the enforcement of creditors’ rights generally, or by general principles of equity (regardless of whether such enforcement is considered in a proceeding in equity or at law). The related Mortgage Note and Mortgage contain no provision limiting the right or ability of the Seller to assign, transfer and convey the related Mortgage Loan to any other Person. With respect to any Mortgaged Property that has tenants, there exists as either part of the Mortgage or as a separate document, an Assignment of Leases.

6.

As of the date of its origination, there was no valid offset, defense, counterclaim, abatement or right to rescission with respect to any of the related Mortgage Notes, Mortgage(s) or other agreements executed in connection therewith, and, as of the Cut-Off Date, there is no valid offset, defense, counterclaim or right to rescission with respect to such Mortgage Note, Mortgage(s) or other agreements, except in each case, with respect to the enforceability of any provisions requiring the payment of default interest, late fees, additional interest, prepayment premiums or yield maintenance charges, and the Seller has no knowledge of such rights, defenses or counterclaims having been asserted.

7.

Each related assignment of Mortgage and assignment of Assignment of Leases from the Seller to the Trustee constitutes the legal, valid and binding first priority assignment from the Seller, except as such enforcement may be limited by bankruptcy, insolvency, redemption, reorganization, liquidation, receivership, moratorium or other laws relating to or affecting creditors’ rights generally or by general principles of equity (regardless of whether such enforcement is considered in a proceeding in equity or at law). Each Mortgage and Assignment of Leases is freely assignable.

8.

Each related Mortgage is a valid and enforceable first lien on the related Mortgaged Property subject only to the exceptions set forth in paragraph (5) above and the following title exceptions (each such title exception, a “Title Exception”, and collectively, the “Title Exceptions”): (a) the lien of current real property taxes, water charges, sewer rents and assessments not yet due and payable, (b) covenants, conditions and restrictions, rights of way, easements and other matters of public record, none of which, individually or in the aggregate, materially and adversely interferes with the current use of the Mortgaged Property or the security intended to be provided by such Mortgage or with the Mortgagor’s ability to pay its obligations under the Mortgage Loan when they become due or materially and adversely affects the value of the Mortgaged Property, (c) the exceptions (general and specific) and exclusions set forth in the applicable policy described in paragraph (12) below or appearing of record, none of which, individually or in the aggregate, materially and adversely interferes with the current use of the Mortgaged Property or the security intended to be provided by such Mortgage or with the Mortgagor’s ability to pay its obligations under the Mortgage Loan when they become due or materially and adversely affects the value of the Mortgaged Property, (d) other matters to which like properties are commonly subject, none of which, individually or in the aggregate, materially and adversely interferes with the current use of the Mortgaged Property or the security intended to be provided by such Mortgage or with the Mortgagor’s ability to pay its obligations under the Mortgage Loan when they become due or materially and adversely affects the value of the Mortgaged Property, (e) the right of tenants (whether under ground leases, space leases or operating leases) at the Mortgaged Property to remain following a foreclosure or similar proceeding (provided that such tenants are performing under such leases) and (f) if such Mortgage Loan is a Crossed Loan, the lien of the Mortgage for such other Mortgage Loan, none of which, individually or in the aggregate, materially and adversely interferes with the current use of the Mortgaged Property or the security intended to be provided by such Mortgage or with the Mortgagor’s ability to pay its obligations under the Mortgage Loan when they become due or materially and adversely affects the value of the Mortgaged Property. Except with respect to Crossed Loans and as provided below, there are no mortgage loans that are senior or pari passu with respect to the related Mortgaged Property or such Mortgage Loan.

9.

UCC Financing Statements have been filed and/or recorded (or, if not filed and/or recorded, have been submitted in proper form for filing and recording), in all public places necessary to perfect a valid security interest in all items of personal property located on the Mortgaged Property that are owned by the Mortgagor and either (i) are reasonably necessary to operate the Mortgaged Property or (ii) are (as indicated in the appraisal obtained in connection with the origination of the related Mortgage Loan) material to the value of the Mortgaged Property (other than any personal property subject to a purchase money security interest or a sale and leaseback financing arrangement permitted under the terms of such Mortgage Loan or any other personal property leases applicable to such personal property), to the extent perfection may be effected pursuant to applicable law by recording or filing, and the Mortgages, security agreements, chattel Mortgages or equivalent documents related to and delivered in connection with the related Mortgage Loan establish and create a valid and enforceable lien and priority security interest on such items of personalty except as such enforcement may be limited by bankruptcy, insolvency, receivership, reorganization, moratorium, redemption, liquidation or other laws affecting the enforcement of creditor’s rights generally, or by general principles of equity (regardless of whether such enforcement is considered in a proceeding in equity or at law). Notwithstanding any of the foregoing, no representation is made as to the perfection of any security interest in rents or other personal property to the extent that possession or control of such items or actions other than the filing of UCC Financing Statements are required in order to effect such perfection.

10.	All real estate taxes and governmental assessments, or installments thereof, which would be a lien on the Mortgaged Property and that prior to the Cut-Off Date have become delinquent in respect of each related Mortgaged Property have been paid, or an escrow of funds in an amount sufficient to cover such payments has been established. For purposes of this representation and warranty, real estate taxes and governmental assessments and installments thereof shall not be considered delinquent until the earlier of (a) the date on which interest and/or penalties would first be payable thereon and (b) the date on which enforcement action is entitled to be taken by the related taxing authority.

11.

In the case of each Mortgage Loan, one or more engineering assessments were performed and prepared by an independent engineering consultant firm, which visited the related Mortgaged Property not more than 12 months prior to the origination date of the related Mortgage Loan, and, except as set forth in an engineering report prepared in connection with such assessment, a copy of which has been delivered to the Purchaser or its designee, the related Mortgaged Property is, to the Seller’s knowledge, relying solely on the review of such engineering assessment(s), in good repair, free and clear of any damage that would materially and adversely affect its value as security for such Mortgage Loan. If an engineering report revealed any such damage or deficiencies, material deferred maintenance or other similar conditions as described in the preceding sentence either (1) an escrow of funds equal to at least 125% of the amount estimated to effect the necessary repairs, or such other amount as a prudent commercial mortgage lender would deem appropriate under the circumstances was required or a letter of credit in such amount was obtained or (2) such repairs and maintenance have been completed. As of the date of origination of such Mortgage Loan, there was no proceeding pending, and subsequent to such date, the Seller has not received notice of any pending or threatening proceeding for the condemnation of all or any material portion of the Mortgaged Property securing any Mortgage Loan.

12.

The Seller has received an ALTA lender’s title insurance policy or a comparable form of lender’s title insurance policy (or if such policy has not yet been issued, such insurance may be evidenced by escrow instructions, a “marked up” pro forma or specimen policy or title commitment, in either case, marked as binding and countersigned by the title insurer or its authorized agent at the closing of the related Mortgage Loan) as adopted in the applicable jurisdiction (the “Title Insurance Policy”), which to the Seller’s knowledge, was issued by a title insurance company qualified to do business in the jurisdiction where the applicable Mortgaged Property is located to the extent required, insuring that the related Mortgage is a valid first lien in the original principal amount of the related Mortgage Loan on the Mortgagor’s fee simple interest (or, if applicable, leasehold interest) in the portion of the Mortgaged Property comprised of real estate, subject only to the Title Exceptions. Such Title Insurance Policy was issued in connection with the origination of the related Mortgage Loan. No claims have been made under such Title Insurance Policy. Such Title Insurance Policy is in full force and effect, provides that the originator of the related Mortgage Loan, its successors or assigns is the sole named insured, and all premiums thereon have been paid. The Seller has not done, by act or omission, and the Seller has no knowledge of, anything that would impair the coverage under such Title Insurance Policy. Immediately following the transfer and assignment of the related Mortgage Loan to the Purchaser (including endorsement and delivery of the related Mortgage Note to the Purchaser and recording of the related Assignment of Mortgage in favor of Purchaser in the applicable real estate records), such Title Insurance

Policy will inure to the benefit of the Purchaser without the consent of or notice to the title insurer. Such Title Insurance Policy contains no material exclusions for, or affirmatively insures against any losses arising from (other than in jurisdictions in which affirmative insurance is unavailable) (a) access to public roads, (b) that there are no material encroachments of any part of the building thereon over easements and (c) that the land shown on the survey is the same as the property legally described in the Mortgage.

13.

Each Mortgaged Property was covered by (1) a fire and extended perils included within the classification “All Risk of Physical Loss” insurance policy in an amount (subject to a customary deductible) at least equal to the lesser of the replacement cost of improvements located on such Mortgaged Property, with no deduction for depreciation, or the outstanding principal balance of the Mortgage Loan and in any event, the amount necessary to avoid the operation of any co-insurance provisions; (2) business interruption or rental loss insurance in an amount at least equal to 12 months of operations of the related Mortgaged Property; and (3) comprehensive general liability insurance against claims for personal and bodily injury, death or property damage occurring on, in or about the related Mortgaged Property in an amount customarily required by prudent commercial mortgage lenders, but not less than $1 million. An architectural or engineering consultant has performed an analysis of each of the Mortgaged Properties located in seismic zone 3 or 4 in order to evaluate the structural and seismic condition of such property, for the sole purpose of assessing the probable maximum loss (“PML”) for the Mortgaged Property in the event of an earthquake. In such instance, the PML was based on a 475-year lookback with a 10% probability of exceedance in a 50-year period. If the resulting report concluded that the PML would exceed 20% of the amount of the replacement costs of the improvements, earthquake insurance on such Mortgaged Property was obtained by an insurer rated at least “A-:V” (or the equivalent) by A.M. Best Company or “BBB-” (or the equivalent) from S&P or Fitch. If the Mortgaged Property is located in Florida or within 25 miles of the coast of Texas, Louisiana, Mississippi, Alabama, Georgia, North Carolina or South Carolina, such Mortgaged Property is insured by windstorm insurance in an amount at least equal to the lesser of (i) the outstanding principal balance of such Mortgage Loan and (ii) 100% of the full insurable value, or 100% of the replacement cost, of the improvements located on the related Mortgaged Property. Such insurance is required by the Mortgage or related Mortgage Loan documents and was in full force and effect with respect to each related Mortgaged Property at origination and to the knowledge of the Seller, all insurance coverage required under each Mortgage or related Mortgage Loan documents is in full force and effect with respect to each related Mortgaged Property; and no notice of termination or cancellation with respect to any such insurance policy has been received by the Seller; and except for certain amounts not greater than amounts which would be considered prudent by a commercial mortgage lender with respect to a similar mortgage loan and which are set forth in the related Mortgage or related Mortgage Loan documents, any insurance proceeds in respect of a casualty loss will be applied either to (1) the repair or restoration of the related Mortgaged Property with mortgagee or a third party custodian acceptable to the mortgagee having the right to hold and disburse the proceeds as the repair or restoration progresses, other than with respect to amounts that are customarily acceptable to commercial and multifamily mortgage lending institutions, or (2) the reduction of the outstanding principal balance of the Mortgage Loan and accrued interest thereon. To the Seller’s actual knowledge, the insurer with respect to each policy is qualified to write insurance in the relevant jurisdiction to the extent required. The insurance policies contain a standard mortgagee clause naming the originator of the related Mortgage Loan, its successors and assigns as loss payees in the case of property insurance policies and additional insureds in the case of liability insurance policies and provide that they are not terminable and may not be reduced without 30 days prior written notice to the mortgagee (or, with respect to non-payment of premiums, 10 days prior written notice to the mortgagee) or such lesser period as prescribed by applicable law. Each Mortgage or related Mortgage Loan documents require that the Mortgagor maintain insurance as described above or permits the mortgagee to require insurance as described above, and permits the mortgagee to purchase such insurance at the Mortgagor’s expense if the Mortgagor fails to do so. Additionally, for any Mortgage Loan having an unpaid principal balance equal to or greater than $15,000,000, the insurer has a claims paying ability rating from S&P or Fitch of not less than “A-” (or the equivalent) or A.M. Best of not less than “A-:V” (or the equivalent).

14.

(A) Other than payments due but not yet thirty (30) days or more delinquent, there is no material default, breach, violation or event of acceleration existing under the related Mortgage or the related Mortgage Note, and to the Seller’s actual knowledge no event (other than payments due but not yet delinquent) which, with the passage of time or with notice and the expiration of any grace or cure period, would constitute a material default, breach, violation or event of acceleration, provided, however, that this representation and warranty does not address or otherwise cover any default, breach, violation or event of acceleration that specifically pertains to any matter otherwise covered by any other representation and warranty made by the Seller in any paragraph of this Schedule I or in any paragraph of Schedule II, and (B) the Seller has not waived any material default, breach, violation or event of acceleration under such Mortgage or Mortgage Note, except for a written waiver contained in the related Mortgage File being delivered to the Purchaser, and no such waiver has been granted since the later of: (a) the date upon which the due diligence file related to the applicable Mortgage Loan was delivered to Cadim TACH inc., or an affiliate, or (b) the date of the origination of such Mortgage Loan, and pursuant to the terms of the related Mortgage or the related Mortgage Note and other documents in the related Mortgage File no Person or party other than the holder of such Mortgage Note may declare any event of default or accelerate the related indebtedness under either of such Mortgage or Mortgage Note.

15.

As of the Closing Date, each Mortgage Loan is not, and in the prior 12 months (or since the date of origination if such Mortgage Loan has been originated within the past 12 months), has not been, 30 days or more past due in respect of any Scheduled Payment.

16.

Except with respect to ARD Loans, which provide that the rate at which interest accrues thereon increases after the Anticipated Repayment Date, the Mortgage Rate (exclusive of any default interest, late charges or prepayment premiums) of such Mortgage Loan is a fixed rate.

17.

Each related Mortgage or related Mortgage Loan documents do not provide for or permit, without the prior written consent of the holder of the Mortgage Note, each related Mortgaged Property to secure any other promissory note or obligation except as expressly described in such Mortgage or related Mortgage Loan documents.

18.

Each Mortgage Loan constitutes a “qualified mortgage” within the meaning of Section 860G(a)(3) of the Code, is directly secured by a Mortgage on a commercial property or a multifamily residential property, and either (1) substantially all of the proceeds of such Mortgage Loan were used to acquire, improve or protect the portion of such commercial or multifamily residential property that consists of an interest in real property (within the meaning of Treasury Regulations Sections 1.856-3(c) and 1.856-3(d)) and such interest in real property was the only security for such Mortgage Loan as of the Testing Date (as defined below), or (2) the fair market value of the interest in real property which secures such Mortgage Loan was at least equal to 80% of the principal amount of the Mortgage Loan (a) as of the Testing Date, or (b) as of the Closing Date. For purposes of the previous sentence, (1) the fair market value of the referenced interest in real property shall first be reduced by (a) the amount of any lien on such interest in real property that is senior to the Mortgage Loan, and (b) a proportionate amount of any lien on such interest in real property that is on a parity with the Mortgage Loan, and (2) the “Testing Date” shall be the date on which the referenced Mortgage Loan was originated unless (a) such Mortgage Loan was modified after the date of its origination in a manner that would cause a “significant modification” of such Mortgage Loan within the meaning of Treasury Regulations Section 1.1001-3(b), and (b) such “significant modification” did not occur at a time when such Mortgage Loan was in default or when default with respect to such Mortgage Loan was reasonably foreseeable. However, if the referenced Mortgage Loan has been subjected to a “significant modification” after the date of its origination and at a time when such Mortgage Loan was not in default or when default with respect to such Mortgage Loan was not reasonably foreseeable, the Testing Date shall be the date upon which the latest such “significant modification” occurred. The related Mortgaged Property, if acquired by a REMIC in connection with the default or imminent default of such Mortgage Loan and if operated in accordance with Treasury Regulations Section 1.856-6, would constitute “foreclosure property” within the meaning of Section 860G(a)(8) of the Code.

19.

One or more environmental site assessments or updates thereof (meeting American Society for Testing and Materials (ASTM) standards) were performed by an environmental consulting firm independent of the Seller and the Seller’s affiliates with respect to each related Mortgaged Property during the 18-months preceding the origination of the related Mortgage Loan, and the Seller, having made no independent inquiry other than to review the report(s) prepared in connection with the assessment(s) referenced herein, has no actual knowledge and has received no notice of any material adverse environmental condition or circumstance affecting such Mortgaged Property that was not disclosed in such report(s). If any such environmental report identified any Recognized Environmental Condition (REC), as that term is defined in the Standard Practice for Environmental Site Assessments: Phase I Environmental Site Assessment Process Designation: E 1527-00, as recommended by the American Society for Testing and Materials (ASTM), with respect to the related Mortgaged Property and the same have not been subsequently addressed in all material respects, then either (i) an escrow of 100% or more of the amount identified as necessary by the environmental consulting firm to address the REC is held by the Seller for purposes of effecting same (and the Mortgagor has covenanted in the Mortgage Loan documents to perform such work), (ii) the related Mortgagor or other responsible party having financial resources reasonably estimated to be adequate to address the REC is required to take such actions or is liable for the failure to take such actions, if any, with respect to such circumstances or conditions as have been required by the applicable governmental regulatory authority or any environmental law or regulation, (iii) the Mortgagor has provided an environmental insurance policy, (iv) an operations and maintenance plan has been or will be implemented or (v) such conditions or circumstances were investigated further and based upon such additional investigation, a qualified environmental consultant recommended no further investigation or remediation. All environmental assessments or updates that were in the possession of the Seller and that relate to a Mortgaged Property insured by an environmental insurance policy have been delivered to or disclosed to the environmental insurance carrier or insurance broker issuing such policy prior to the issuance of such policy. The Mortgage Loan documents require the Mortgagor to comply with all applicable environmental laws and each Mortgagor has agreed to indemnify the mortgagee for any losses resulting from any material, adverse environmental condition or failure of the Mortgagor to abide by such laws or has provided environmental insurance.

20.

Each related Mortgage and Assignment of Leases, together with applicable state law, contains customary and enforceable provisions for comparable mortgaged properties similarly situated such as to render the rights and remedies of the holder thereof adequate for the practical realization against the Mortgaged Property of the benefits of the security, including realization by judicial or, if applicable, non-judicial foreclosure, subject to the effects of bankruptcy, insolvency, reorganization, receivership, moratorium, redemption, liquidation or similar law affecting the right of creditors and the application of principles of equity.

21.	No Mortgagor is a debtor in any state or federal bankruptcy or insolvency proceeding.
22.

Each Mortgage Loan is a whole loan (except in respect to each Co-Lender Loan) and contains no equity participation by the lender or shared appreciation feature and does not provide for any contingent or additional interest in the form of participation in the cash flow of the related Mortgaged Property or, other than the ARD Loans, provide for negative amortization. The Seller holds no preferred equity interest.

23.

The Mortgage or related Mortgage Loan documents contain a “due on sale” clause, which provides for the acceleration of the payment of the unpaid principal balance of the Mortgage Loan if, without the prior written consent of the holder of the Mortgage, either the related Mortgaged Property, or any equity interest in the related Mortgagor, is directly or indirectly transferred, sold or pledged, other than by reason of family and estate planning transfers, transfers of less than a controlling interest (as such term is defined in the related Mortgage Loan documents) in the Mortgagor, issuance of non-controlling new equity interests, transfers to an affiliate meeting the requirements of the Mortgage Loan, transfers among existing members, partners or shareholders in the Mortgagor, transfers among affiliated Mortgagors with respect to Crossed Loans or multi-property Mortgage Loans or transfers of a similar nature to the foregoing meeting the requirements of the Mortgage Loan (such as pledges of ownership interests that do not result in a change of control). The Mortgage or related Mortgage Loan documents require the Mortgagor to pay all reasonable fees and expenses associated with securing the consents or approvals described in the preceding sentence including the cost of any required counsel opinions relating to REMIC or other securitization and tax issues and any applicable Rating Agency fees.

24.

Except as set forth in the related Mortgage File, the terms of the related Mortgage Note and Mortgage(s) have not been waived, modified, altered, satisfied, impaired, canceled, subordinated or rescinded in any manner which materially interferes with the security intended to be provided by such Mortgage and no such waiver, modification, alteration, satisfaction, impairment, cancellation, subordination or rescission has occurred since the date upon which the due diligence file related to the applicable Mortgage Loan was delivered to American Capital Strategies, Ltd., or an affiliate.

25.	Each related Mortgaged Property was inspected by or on behalf of the related originator or an affiliate during the 12 month period prior to the related origination date.
26.

Since origination, no material portion of the related Mortgaged Property has been released from the lien of the related Mortgage, in any manner which materially and adversely affects the value of the Mortgage Loan or materially interferes with the security intended to be provided by such Mortgage. The terms of the related Mortgage or related Mortgage Loan documents do not provide for release of any material portion of the Mortgaged Property from the lien of the Mortgage except (a) in consideration of payment therefor of not less than 125% of the related allocated loan amount of such Mortgaged Property, (b) upon payment in full of such Mortgage Loan, (c) upon defeasance permitted under the terms of such Mortgage Loan by means of substituting for the Mortgaged Property (or, in the case of a Mortgage Loan secured by multiple Mortgaged Properties, one or more of such Mortgaged Properties) “government securities”, as defined in the Investment Company Act of 1940, as amended, sufficient to pay the Mortgage Loan in accordance with its terms, (d) upon substitution of a replacement property with respect to such Mortgage Loan as set forth on Schedule 26, (e) where release is conditional upon the satisfaction of certain objective underwriting and legal requirements, the satisfaction of which would be acceptable to a reasonably prudent commercial mortgage lender and the payment of a release price that represents at least 125% of the appraised value of such Mortgaged Property or (f) releases of unimproved out-parcels or other portions of the Mortgaged Property which will not have a material adverse effect on the underwritten value of the security for the Mortgage Loan and which were not afforded any value in the appraisal obtained at the origination of the Mortgage Loan.

27.

To the Seller’s knowledge, as of the date of origination of such Mortgage Loan, based on an opinion of counsel, an endorsement to the related title policy, a zoning letter or a zoning report, and, to the Seller’s knowledge, as of the Cut-Off Date, there are no violations of any applicable zoning ordinances, building codes and land laws applicable to the Mortgaged Property, the improvements thereon or the use and occupancy thereof which would have a material adverse effect on the value, operation or net operating income of the Mortgaged Property which are not covered by title insurance. Any non-conformity with zoning laws constitutes a legal non-conforming use or structure which, in the event of casualty or destruction, may be restored or repaired to the full extent of the use or structure at the time of such casualty, or for which law and ordinance insurance coverage has been obtained in amounts customarily required by prudent commercial mortgage lenders, or such non-conformity does not materially and adversely affect the use, operation or value of the Mortgaged Property.

28.

To the Seller’s actual knowledge based on surveys and/or the title policy referred to herein obtained in connection with the origination of each Mortgage Loan, none of the material improvements which were included for the purposes of determining the appraised value of the related Mortgaged Property at the time of the origination of the Mortgage Loan lies outside of the boundaries and building restriction lines of such property (except Mortgaged Properties which are legal non-conforming uses), to an extent which would have a material adverse affect on the value of the Mortgaged Property or related Mortgagor’s use and operation of such Mortgaged Property (unless affirmatively covered by title insurance) and no improvements on adjoining properties encroached upon such Mortgaged Property to any material and adverse extent (unless affirmatively covered by title insurance).

29.

Each Mortgage Loan with an original principal balance over $5,000,000 requires the Mortgagor to be for at least for so long as the Mortgage Loan is outstanding and, to Seller’s actual knowledge, each Mortgagor is, a Single-Purpose Entity. For this purpose, “Single-Purpose Entity” means a person, other than an individual, whose organizational documents provide, or which entity represented and covenanted in the related Mortgage Loan documents, substantially to the effect that such Mortgagor (i) does not and will not have any material assets other than those related to its interest in such Mortgaged Property or Properties or the financing thereof; (ii) does not and will not have any indebtedness other than as permitted by the related Mortgage or other related Mortgage Loan documents; (iii) maintains its own books, records and accounts, in each case which are separate and apart from the books, records and accounts of any other person; and (iv) holds itself out as being a legal entity, separate and apart from any other person. With respect to each Mortgage Loan with an original principal balance over $15,000,000, the organizational documents of the related Mortgagor provide substantially to the effect that such Mortgagor (i) does not and will not have any material assets other than those related to its interest in such Mortgaged Property or Properties or the financing thereof; (ii) does not and will not have any indebtedness other than as permitted by the related Mortgage or other related Mortgage Loan documents; (iii) maintains its own books, records and accounts, in each case which are separate and apart from the books, records and accounts of any other person; and (iv) holds itself out as being a legal entity, separate and apart from any other person. Each such Mortgage Loan having an original principal balance of $20,000,000 or more has a counsel’s opinion regarding non-consolidation of the Mortgagor in any insolvency proceeding involving any other party. The organizational documents of any Mortgagor on a Mortgage Loan having an original principal balance of $15,000,000 or more which is a single member limited liability company provide that the Mortgagor shall not dissolve or liquidate upon the bankruptcy, dissolution, liquidation or death of the sole member. With respect to any such single member limited liability company, which is the Mortgagor on a Mortgage Loan having an original principal balance of $15,000,000 or more, the Mortgage Loan has an opinion of such Mortgagor’s counsel confirming that the law of the jurisdiction in which such single member limited liability company was organized permits such continued existence upon such bankruptcy, dissolution, liquidation or death of the sole member of the Mortgagor.

30.

No advance of funds has been made other than pursuant to the loan documents, directly or indirectly, by the Seller to the Mortgagor and, to the Seller’s actual knowledge, no funds have been received from any Person other than the Mortgagor, for or on account of payments due on the Mortgage Note or the Mortgage.

31.

As of the date of origination and, to the Seller’s actual knowledge, as of the Cut-Off Date, there was no pending action, suit or proceeding, or governmental investigation of which it has received notice, against the Mortgagor or the related Mortgaged Property the adverse outcome of which could reasonably be expected to materially and adversely affect such Mortgagor’s ability to pay principal, interest or any other amounts due under such Mortgage Loan or the security intended to be provided by the Mortgage Loan documents or the current use of the Mortgaged Property.

32.

As of the date of origination, and, to the Seller’s actual knowledge, as of the Cut Off Date, if the related Mortgage is a deed of trust, a trustee, duly qualified under applicable law to serve as such, has either been properly designated and serving under such Mortgage or may be substituted in accordance with the Mortgage and applicable law.

33.

The Mortgage Loan and the interest (exclusive of any default interest, late charges or prepayment premiums) contracted for on such Mortgage Loan (other than an ARD Loan after the Anticipated Repayment Date) complied as of the date of origination with, or is exempt from, applicable state or federal laws, regulations and other requirements pertaining to usury.

34.

Except with respect to the Companion Loan of any Co-Lender Loan, the related Mortgage Note is not secured by any collateral that secures a Mortgage Loan that is not in the Trust Fund and each Crossed Loan is cross-collateralized only with other Mortgage Loans sold pursuant to this Agreement.

35.

The improvements located on the Mortgaged Property are either not located in a federally designated special flood hazard area or, if so located, the Mortgagor is required to maintain or the mortgagee maintains, flood insurance with respect to such improvements and such policy is in full force and effect in an amount no less than the lesser of (i) the original principal balance of the Mortgage Loan, (ii) the value of such improvements on the related Mortgaged Property located in such flood hazard area or (iii) the maximum allowed under the related federal flood insurance program.

36.	All escrow deposits and payments required pursuant to the Mortgage Loan as of the Closing Date required to be deposited with the Seller in accordance with the Mortgage

Loan documents have been so deposited, are in the possession, or under the control, of the Seller or its agent and there are no deficiencies in connection therewith.

37.

To the Seller’s actual knowledge, based on the due diligence customarily performed in the origination of comparable mortgage loans by prudent commercial and multifamily mortgage lending institutions with respect to the related geographic area and properties comparable to the related Mortgaged Property, as of the date of origination of the Mortgage Loan, the related Mortgagor, the related lessee, franchisor or operator was in possession of all material licenses, permits and authorizations then required for use of the related Mortgaged Property by the related Mortgagor, and, as of the Cut-Off Date, the Seller has no actual knowledge that the related Mortgagor, the related lessee, franchisor or operator was not in possession of such licenses, permits and authorizations. The Mortgage Loan documents require the Mortgagor to maintain all such licenses, permits, authorizations and franchises.

38.

The origination (or acquisition, as the case may be), servicing and collection practices used by the Seller with respect to the Mortgage Loan have been in all respects legal and have met customary industry standards for servicing of commercial mortgage loans for conduit loan programs.

39.

Except for Mortgagors under Mortgage Loans the Mortgaged Property with respect to which includes a Ground Lease, the related Mortgagor (or its affiliate) has title in the fee simple interest in each related Mortgaged Property.

40.

The Mortgage Loan documents for each Mortgage Loan provide that each Mortgage Loan is non-recourse to the related Mortgagor except that the related Mortgagor and an additional guarantor who is a natural person accepts responsibility for fraud and/or other intentional material misrepresentation and environmental indemnity. Furthermore, the Mortgage Loan documents for each Mortgage Loan provide that the related Mortgagor and an additional guarantor, who is a natural person, shall be liable to the lender for losses incurred due to the misapplication or misappropriation of rents collected in advance or received by the related Mortgagor after the occurrence of an event of default and not paid to the mortgagee or applied to the Mortgaged Property in the ordinary course of business, misapplication or conversion by the Mortgagor of insurance proceeds or condemnation awards or breach of the environmental covenants in the related Mortgage Loan documents.

41.

Subject to the exceptions set forth in paragraph (5) and upon possession of the Mortgaged Property as required under applicable state law, the Assignment of Leases set forth in the Mortgage or separate from the related Mortgage and related to and delivered in connection with each Mortgage Loan establishes and creates a valid, subsisting and enforceable lien and security interest in the related Mortgagor’s interest in all leases, subleases, licenses or other agreements pursuant to which any Person is entitled to occupy, use or possess all or any portion of the real property.

42.	With respect to such Mortgage Loan, any Prepayment Premium and Yield Maintenance Charge constitutes a “customary prepayment penalty” within the meaning of Treasury Regulations Section 1.860G-1(b)(2).
43.

If such Mortgage Loan contains a provision for any defeasance of mortgage collateral, such Mortgage Loan permits defeasance (1) no earlier than two years after the Closing Date and (2) only with substitute collateral constituting “government securities” within the meaning of Treasury Regulations Section 1.860G-2(a)(8)(i) in an amount sufficient to make all scheduled payments under the Mortgage Note. Such Mortgage Loan was not originated with the intent to collateralize a REMIC offering with obligations that are not real estate mortgages. In addition, if such Mortgage contains such a defeasance provision, it provides (or otherwise contains provisions pursuant to which the holder can require) that an opinion be provided to the effect that such holder Trustee has a first priority perfected security interest in the defeasance collateral. The related Mortgage Loan documents permit the lender to charge all of its expenses associated with a defeasance to the Mortgagor (including rating agencies’ fees, accounting fees and attorneys’ fees), and provide that the related Mortgagor must deliver (or otherwise, the Mortgage Loan documents contain certain provisions pursuant to which the lender can require) (a) an accountant’s certification as to the adequacy of the defeasance collateral to make payments under the related Mortgage Loan for the remainder of its term, (b) an Opinion of Counsel that the defeasance complies with all applicable REMIC Provisions, and (c) assurances from the Rating Agencies that the defeasance will not result in the withdrawal, downgrade or qualification of the ratings assigned to the Certificates. Notwithstanding the foregoing, some of the Mortgage Loan documents may not affirmatively contain all such requirements, but such requirements are effectively present in such documents due to the general obligation to comply with the REMIC Provisions and/or deliver a REMIC Opinion of Counsel.

44.

To the extent required under applicable law as of the date of origination, and necessary for the enforceability or collectability of the Mortgage Loan, the originator of such Mortgage Loan was authorized to do business in the jurisdiction in which the related Mortgaged Property is located at all times when it originated and held the Mortgage Loan.

45.	Neither the Seller nor any affiliate thereof has any obligation to make any capital contributions to the Mortgagor under the Mortgage Loan.
46.

Except with respect to the Companion Loan of any Co-Lender Loan, none of the Mortgaged Properties is encumbered, and none of the Mortgage Loan documents permits the related Mortgaged Property to be encumbered subsequent to the Closing Date without the prior written consent of the holder thereof, by any lien securing the payment of money junior to or of equal priority with, or superior to, the lien of the related Mortgage (other than Title Exceptions, taxes, assessments and contested mechanics and materialmens liens that become payable after the Cut-Off Date of the related Mortgage Loan).

47.

Each related Mortgaged Property constitutes one or more complete separate tax lots (or the related Mortgagor has covenanted to obtain separate tax lots and a Person has indemnified the mortgagee for any loss suffered in connection therewith or an escrow of funds in an amount sufficient to pay taxes resulting from a breach thereof has been established) or is subject to an endorsement under the related title insurance policy.

48.

An appraisal of the related Mortgaged Property was conducted in connection with the origination of such Mortgage Loan; and such appraisal satisfied either (A) the requirements of the “Uniform Standards of Professional Appraisal Practice” as adopted by the Appraisal Standards Board of the Appraisal Foundation, or (B) the guidelines in Title XI of the Financial Institutions Reform, Recovery and Enforcement Act or 1989, in either case as in effect on the date such Mortgage Loan was originated.

49.

In the origination and servicing of the Mortgage Loan, neither Seller nor any prior holder of the Mortgage Loan participated in any fraud or intentional material misrepresentation with respect to the Mortgage Loan. To Seller’s knowledge, no Mortgagor or guarantor originated a Mortgage Loan.

50.

Each Mortgage or related Mortgage Loan documents require the Mortgagor upon request to provide the owner or holder of the Mortgage with quarterly (except for some Mortgage Loans with an original principal balance less than $5,000,000) and annual operating statements (or a balance sheet and statement of income and expenses), rent rolls (if there is more than one tenant) and related information, which annual financial statements for all Mortgage Loans with an outstanding principal balance greater than $20,000,000 are required to be audited by an independent certified public accountant.

51.	Each Mortgaged Property is served by public utilities, water and sewer (or septic facilities) and otherwise appropriate for the use in which the Mortgaged Property is currently being utilized.
52.	If the Mortgaged Property securing any Mortgage Loan is covered by a secured creditor policy, then:
(a)	the Seller:
(i)

has disclosed, or is aware that there has been disclosed, in the application for such policy or otherwise to the insurer under such policy the “pollution conditions” (as defined in such policy) identified in any environmental reports related to such Mortgaged Property which are in the Seller’s possession or are otherwise known to the Seller; or

(ii)	has delivered or caused to be delivered to the insurer or its agent under such policy copies of all environmental reports in the Seller’s possession related to such Mortgaged Property;

in each case, with respect to (i) or (ii), to the extent required by such policy or to the extent the failure to make any such disclosure or deliver any such report would materially and adversely affect the Mortgagor’s ability to recover under such policy;

(b)	all premiums for such insurance have been paid;
(c)	such insurance is in full force and effect;
(d)	such insurance has a term of at least five years beyond the maturity date (or the Anticipated Repayment Date for ARD Loans) of such Mortgage Loan;
(e)

an environmental report, a property condition report or an engineering report was prepared that included an assessment for lead based paint (“LBP”) (in the case of a multifamily property built prior to 1978), asbestos containing materials (“ACM”) (in the case of any property built prior to 1985) and radon gas (“RG”) (in the case of a multifamily property) at such Mortgaged Property and (ii) if such report disclosed the existence of a material and adverse LBP, ACM or RG environmental condition or circumstance affecting such Mortgaged Property, then, except as otherwise described on Schedule II, (A) the related Mortgagor was required to remediate such condition or circumstance prior to the closing of the subject Mortgage Loan, or (B) the related Mortgagor was required to provide additional security reasonably estimated to be adequate to cure such condition or circumstance, or (C) such report did not recommend any action requiring the expenditure of any material funds and the related Mortgage Loan documents require the related Mortgagor to establish an operations and maintenance plan with respect to such condition or circumstance after the closing of such Mortgage Loan; and

(f)	rights under such policy inure to the benefit of the Purchaser.
53.

Each Mortgage Loan is secured by the fee interest in the related Mortgaged Property, except with respect to loan numbers 3, 17, 26, 39, 44.01, 44.02, 51, and 55 listed on the Mortgage Loan Schedule, which Mortgage Loans are secured by the interest of the related Mortgagor as a lessee under a ground lease of a Mortgaged Property (a “Ground Lease”) (the term Ground Lease shall mean such ground lease, all written amendments and modifications, and any related estoppels or agreements from the ground lessor and, in the event the Mortgagor’s interest is a ground subleasehold, shall also include not only such ground sublease but also the related ground lease) (or, with respect to loan number 2, which Mortgage Loan is a fee simple as to improvements and an estate for years as to the land through and including January 1, 2013, converting to a leasehold interest upon expiration of the estate for years), but not by the related fee interest in such Mortgaged Property (the “Fee Interest”) and:

(a)

Such Ground Lease or a memorandum thereof has been or will be duly recorded; such Ground Lease permits the interest of the lessee thereunder to be encumbered by the related Mortgage or, if consent of the lessor thereunder is required, it has been obtained prior to the Closing Date, and does not restrict the use of the related Mortgaged Property by such lessee, its successors or assigns, in a manner that would materially adversely affect the security provided by the related Mortgage; and there has been no material change in the terms of such Ground Lease since its recordation, with the exception of written instruments which are a part of the related Mortgage File;

(b)	Such Ground Lease is not subject to any liens or encumbrances superior to, or of equal priority with, the related Mortgage, other than the related Fee Interest and Title Exceptions;
(c)

The Mortgagor’s interest in such Ground Lease is assignable to the mortgagee and its successors and assigns upon notice to, but without the consent of, the lessor thereunder (or, if such consent is required, it has been obtained prior to the Cut-Off Date) and, in the event that it is so assigned, is further assignable by the mortgagee and its successors and assigns upon notice to, but without the need to obtain the consent of, such lessor (or, if such consent is required, it has been obtained prior to the Cut-Off Date);

(d)

As of the Closing Date such Ground Lease is in full force and effect, and the Seller has not received notice (nor is the Seller otherwise aware) that any default has occurred under such Ground Lease as of the Cut-Off Date;

(e)

Seller or its agent has provided the lessor under the Ground Lease with notice of its lien, and such Ground Lease requires the lessor to give notice of any default by the lessee to the mortgagee, and such Ground Lease, further provides that no notice of termination given under such Ground Lease is effective against such mortgagee unless a copy has been delivered to such mortgagee in the manner described in such Ground Lease;

(f)

The mortgagee under such Mortgage Loan is permitted a reasonable opportunity to cure any default under such Ground Lease (including where necessary, sufficient time to gain possession of the interest of the lessee under the Ground Lease), which is curable after the receipt of written notice of any such default, before the lessor thereunder may terminate such Ground Lease, and all of the rights of the Mortgagor under such Ground Lease and the related Mortgage (insofar as it relates to the Ground Lease) may be exercised by or on behalf of the mortgagee;

(g)

Such Ground Lease has a current term (including one or more optional renewal terms, which, under all circumstances, may be exercised, and will be enforceable, by the Seller, its successors or assigns) which extends not less than 10 years beyond the amortization term of the related Mortgage Loan;

(h)

Such Ground Lease requires the lessor to enter into a new lease with the mortgagee under such Mortgage Loan upon termination of such Ground Lease for any reason, including rejection of such Ground Lease in a bankruptcy proceeding;

(i)	Under the terms of such Ground Lease and the related Mortgage, taken together, any related insurance proceeds or condemnation award will be applied either (i) to the repair or restoration of all or part of the related Mortgaged Property, with the mortgagee under such Mortgage Loan or a trustee appointed by it having the right to hold and disburse such proceeds as the repair or restoration progresses (except in such cases where a provision entitling another party to hold and disburse such proceeds would not be viewed as commercially unreasonable by a prudent commercial mortgage lender), or (ii) to the payment of the outstanding principal balance of such Mortgage Loan together with any accrued interest thereon;

(j)

Such Ground Lease does not impose any restrictions on subletting which would be viewed as commercially unreasonable by a prudent commercial mortgage lender; and the lessor thereunder is not permitted, in the absence of an uncured default, to disturb the possession, interest or quiet enjoyment of any lessee in the relevant portion of the Mortgaged Property subject to such Ground Lease for any reason, or in any manner, which would materially adversely affect the security provided by the related Mortgage; and

(k)

Such Ground Lease may not be amended or modified without the prior consent of the mortgagee under such Mortgage Loan and any such action without such consent is not binding on such mortgagee, its successors or assigns.

SCHEDULE II

EXCEPTIONS TO REPRESENTATIONS AND WARRANTIES

Exceptions to Representation 5:

Loans:	Description of Exception:
20 Lakefront at Washingtonian	An Indemnity Deed of Trust was used for this Mortgaged Property to defer Maryland recordation fees.

Exceptions to Representation 6:

Loans:	Description of Exception:

24.01              Winn-Dixie Distribution

and                Center – Orlando, FL

24.02

25.01              Winn-Dixie
and                Headquarters/Manufacturing
25.02              Facility – Jacksonville, FL

44.01              Winn-Dixie Distribution –

and                Fitzgerald, GA
44.02

75.01              Dean Foods – Opa -Locka,
and                FL
75.02

Seller acquired these Mortgage Loans from a third party and makes no representation as to the existence of valid offsets, defenses, counterclaims, abatements or rights to rescission available at origination. Seller has no knowledge that any valid offsets, defenses, counterclaims, abatements or rights to rescission were available at origination.

Exceptions to Representation 11:

Loans:	Description of Exception:
106 GSA Social Security Building – Petersburg, VA

The Mortgaged Property is subject to a condemnation proceeding by the city of Petersburg, VA, which is condemning 131 square feet of unapproved land located at southeast corner of the Mortgaged Property. The city is also acquiring a temporary construction easement of 4,879 square feet. The subject taking is valued at approximately $5,500.

24.01              Winn-Dixie Distribution

and                Center – Orlando, FL

24.02

25.01              Winn-Dixie
and                Headquarters/Manufacturing
25.02              Facility – Jacksonville, FL

44.01             Winn-Dixie Distribution –

and                Fitzgerald, GA
44.02

75.01              Dean Foods – Opa -Locka,
and                FL
75.02

The Mortgage Loans were originated in 1999. Seller makes such representations in reliance upon new property condition reports obtained in March 2007 and not with respect to any assessments obtained at origination.

Exceptions to Representation 12:

Loans:	Description of Exception:
2 Nestle 94 Pool

The Title Insurance Policy insures Mortgagor’s fee simple as to improvements and estate for years as to the land. The estate for years extends through December 31, 2012, after which the Mortgagor’s ownership interest, converts to a leasehold interest which is also insured under the Title Policy Insurance Policy.

Exceptions to Representation 13:

Loans:	Description of Exception:
104 Rite Aid - Lincolnton, NC

The Mortgagee is not named as an additional insured, mortgagee, or loss payee on the insurance policies with respect to the Mortgaged Property. The recourse carveout indemnitor has agreed to indemnify the Mortgagee for losses related to such failure.

80 Cole CVS Flowery Branch, GA	The related Mortgaged Property is self-insured.

82 Walgreens – Cincinnati, OH 89 Walgreens – Shreveport, LA 91 Walgreens – Gainesville, FL

24.01              Winn-Dixie Distribution

and                Center – Orlando, FL

24.02

25.01              Winn-Dixie
and                Headquarters/Manufacturing
25.02              Facility – Jacksonville, FL

44.01              Winn-Dixie Distribution –

and                Fitzgerald, GA
44.02

75.01              Dean Foods – Opa -Locka,
and                FL
75.02

The related Mortgaged Properties are self-insured by tenant for the first $2,000,000 of liability coverage, and are otherwise covered under commercial insurance policies. The Mortgage Loans were originated in 1999. Seller makes no representation with respect to whether such insurance was in full force and effect at origination, but makes this representation solely in reliance on the Mortgage Loan documents and the insurance certificates contained in the Mortgage File.

Exceptions to Representation 16:

Loans:	Description of Exception:
12 One & Two Riverwood 14 The Falls at Highpoint Apartments 29 One Ridgmar Centre 32 Governor’s Pointe Office Campus 34 Hidden Lake Apartments	The interest rate under the related Note is a certain fixed rate for an initial period and increases to one or more different fixed rate(s) for each payment thereafter.

Exceptions to Representation 19:

Loans:	Description of Exception:
24.01 Winn-Dixie Distribution and Center – Orlando, FL 24.02 25.01 Winn-Dixie	The Mortgage Loans were originated in 1999. Seller makes such representations in reliance upon new Phase I environmental reports obtained in March 2007 and not with respect to any such

and Headquarters/Manufacturing 25.02 Facility – Jacksonville, FL 44.01 Winn-Dixie Distribution – and Fitzgerald, GA 44.02 75.01 Dean Foods – Opa -Locka, and FL 75.02	reports obtained at origination.

Exceptions to Representation 23:

Loans:	Description of Exception:
52 Holiday Inn - Boxborough, MA	The related Mortgage Loan documents permit transfers to certain institutional investors.

Exceptions to Representation 25:

Loans:	Description of Exception:

24.01              Winn-Dixie Distribution

and                Center – Orlando, FL

24.02

25.01              Winn-Dixie
and                Headquarters/Manufacturing
25.02              Facility – Jacksonville, FL

44.01              Winn-Dixie Distribution –

and                Fitzgerald, GA
44.02

75.01              Dean Foods – Opa -Locka,
and                FL
75.02

The Mortgage Loans were originated in 1999, and Seller has no knowledge of site inspection performed at or prior to origination. New site inspections were conducted between March 13-16, 2007.

Exceptions to Representation 26:

Loans:	Description of Exception:
1 Ashford Hospitality Pool 5	The related Mortgage Loan documents permit certain releases of individual Mortgaged Properties upon payment of a certain percentage (ranging from 110% to 125%) of the allocated loan amount.
2 Nestle 94 Pool	The related Mortgage Loan documents permit releases of individual Mortgage Properties upon payment of 120% of the allocated loan amount.

Exceptions to Representation 29:

Loans:	Description of Exception:
8 Kedron Village - Phase II 16 Waterstone Apartments	The requirements of a non-consolidation opinion and an independent director were waived at origination.

Loans:	Description of Exception:
21 Wesley Paces Apartment Homes 18 Poway Crossings 13 The Preserve at the Fort Apartments 20 Lakefront at Washingtonian 12 One & Two Riverwood	The requirement of a non-consolidation opinion was waived at origination.

Exceptions to Representation 31:

Loans:	Description of Exception:

24.01              Winn-Dixie Distribution

and                Center – Orlando, FL

24.02

25.01              Winn-Dixie
and                Headquarters/Manufacturing
25.02              Facility – Jacksonville, FL

44.01              Winn-Dixie Distribution –

and                Fitzgerald, GA
44.02

75.01              Dean Foods – Opa -Locka,
and                FL
75.02

Seller did not originate the Mortgage Loans and makes no representation as to the existence of actions, suits, proceedings or investigations at origination.

Exceptions to Representation 37:

Loans:	Description of Exception:
24.01 Winn-Dixie Distribution and Center – Orlando, FL 24.02 25.01 Winn-Dixie and Headquarters/Manufacturing 25.02 Facility – Jacksonville, FL 44.01 Winn-Dixie Distribution –	Seller did not originate the Mortgage Loans and makes no representation as to possession of licenses, permits and authorizations at origination.

and Fitzgerald, GA 44.02 75.01 Dean Foods – Opa -Locka, and FL 75.02

Exceptions to Representation 39:

Loans:	Description of Exception:
2 Nestle 94 Pool

The Mortgaged Property is held as a fee simple as to improvements and an estate for years as to the land through December 31, 2012, converting to a leasehold interest upon expiration of the estate for years.

Exceptions to Representation 40:

Loans:	Description of Exception:

1            Ashford Hospitality Pool 5

3            Sheraton Park Hotel – Anaheim, CA

9            University House at Tempe Apartments

10          Reflections at the Lakes

12          One & Two Riverwood

17          Home Depot – Paterson, NJ

18          Poway Crossings

19          Hanbury Village Shopping Center

20          Lakefront at Washingtonian

21          Wesley Paces Apartment Homes

22          Village Shoppes of Sugarloaf

The related indemnitor is not a natural person.

Loans:	Description of Exception:

28         20400 & 20410 Observation Drive

29         One Ridgmar Centre

31         Gateway Office Center

32         Governor’s Pointe Office Campus

34         Hidden Lakes Apartments

37         West Los Angeles Commerce Plaza

39         River Place Shopping Center

40         Rockbridge Village

42         Harbour Landing Apartments

45         Hilton Garden Inn - Greensboro, NC

46         Waterstone Apartments

49         Woodmont Village

50         Old Line Professional Center

54         Port Royal Plaza

56        Sam’s Club – Anderson, SC

57         Richmond Ranch Shopping Center

63         Apria Healthcare - St. Louis, MO

64         Borders - Rapid City, SD

65         Borders - Reading, PA

66         Walgreens - Gretna, LA

68         Rite-Aid - Easton, PA

69         Ashley Furniture - Amarillo, TX

72         Walgreens - Ellenton, FL

80         CVS - Flowery Branch, GA

Loans:	Description of Exception:

82         Walgreens - Cincinnati, OH

84         Rite Aid - Fredericksburg, VA

85         Walgreens - Mineral Wells, TX

86         Wal-Mart - Chanute, KS

89         Walgreens - Shreveport, LA

91         Walgreens - Gainesville, FL

93         Logan’s Roadhouse - Florence, AL

94         Tractor Supply Company - Baytown, TX

96         Logan’s Roadhouse - Tuscaloosa, AL

97         Tractor Supply Company - Navasota, TX

101       Walmart - New London, WI

102       Logan’s Roadhouse - Killeen, TX

103       Logan’s Roadhouse - Waco, TX

104       Rite-Aid - Lincolnton, NC

105       Chili’s Grill & Bar - Fredericksburg, TX

107      Walmart - Spencer, IN

109      Logan’s Roadhouse - Houston, TX

8 Kedron Village - Phase II

The related indemnitor has full recourse liability until the related Mortgaged Property achieves certain financial thresholds and the related Mortgagor delivers certain additional collateral, including a letter of credit.

Loans:	Description of Exception:
6 Mallard Glen Apartments	The related indemnitors also provided a payment guaranty capped at $3,150,000, which terminates upon the Mortgaged Property’s achieving certain financial thresholds.
2 Nestle 94 Pool	The related indemnitor is not a natural person . The related indemnitor is not liable for environmental matters.

24.01             Winn-Dixie Distribution

and                Center – Orlando, FL

24.02

25.01             Winn-Dixie
and                Headquarters/Manufacturing
25.02              Facility – Jacksonville, FL

44.01              Winn-Dixie Distribution –

and                Fitzgerald, GA
44.02

75.01              Dean Foods – Opa -Locka,
and                FL
75.02

The Mortgage Loans are non-recourse to the related mortgagor with carveouts for fraud, intentional waste and misapplication or conversion of (i) insurance proceeds, (ii) condemnation proceeds, and (iii) rents. There are no additional guarantors in connection with these recourse carveout provisions.

Exceptions to Representation 43:

24.01              Winn-Dixie Distribution

and                Center – Orlando, FL

24.02

25.01              Winn-Dixie
and                Headquarters/Manufacturing
25.02              Facility – Jacksonville, FL

44.01              Winn-Dixie Distribution –

and                Fitzgerald, GA
44.02

75.01              Dean Foods – Opa -Locka,
and                FL
75.02

The Mortgage Loans permit defeasance earlier than two years after the Closing Date.

Exceptions to Representation 46:

2 Nestle 94 Pool

The related Mortgage Loan permits the borrower to incur additional indebtedness ratably secured by the existing Mortgage and pari passu to the existing B-note upon the satisfaction of certain terms and conditions set forth in the related Mortgage Loan documents.

Exceptions to Representation 48

Loans:	Description of Exception:

24.01              Winn-Dixie Distribution

and                Center – Orlando, FL

24.02

25.01              Winn-Dixie
and                Headquarters/Manufacturing
25.02              Facility – Jacksonville, FL

44.01              Winn-Dixie Distribution –

and                Fitzgerald, GA
44.02

75.01              Dean Foods – Opa -Locka,
and                FL
75.02

The Mortgage Loans were originated in 1999. Seller makes such representations in reliance upon new appraisals in May 2007 and not with respect to any appraisals obtained at origination. The appraisals obtained in May 2007 do meet the criteria set forth in this representation.

Exceptions to Representation 49:

24.01 Winn-Dixie Distribution and Center – Orlando, FL 24.02 25.01 Winn-Dixie and Headquarters/Manufacturing 25.02 Facility – Jacksonville, FL 44.01 Winn-Dixie Distribution – and Fitzgerald, GA 44.02

The Mortgage Loans were originated in 1999, and Seller has no knowledge of the origination or servicing activities prior to Seller’s acquisition of the Mortgage Loans. Seller has not participated in any fraud or intentional material misrepresentation with respect to the Mortgage Loans and has no knowledge of any other such fraud or intentional material misrepresentation. No mortgagor or guarantor originated the Mortgage Loans.

75.01 Dean Foods – Opa -Locka, and FL 75.02

Exceptions to Representation 50:

Loans:	Description of Exception:

8            Kedron Village - Phase II

10         Reflections at the Lakes

12         One & Two Riverwood

13         Preserve at the Fort

14         The Falls at Highpoint Apartments

16         Waterstone Apartments

18         Poway Crossings

21         Wesley Paces Apartment Homes

Financial statements are not required to be audited by an independent certified public accountant.

2            Nestle 94 Pool

24.01              Winn-Dixie Distribution

and                Center – Orlando, FL

24.02

25.01              Winn-Dixie
and                Headquarters/Manufacturing
25.02              Facility – Jacksonville, FL

44.01              Winn-Dixie Distribution –

and                Fitzgerald, GA
44.02

75.01              Dean Foods – Opa -Locka,
and                FL
75.02

Quarterly financial statements are not required.

Exceptions to Representation 53(g):

44.01 and 44.02 Winn-Dixie Distribution – Fitzgerald, GA

The term of the related ground lease does not extend beyond the maturity date of the related Mortgage Loan, but the expiration of the ground lease triggers an automatic purchase of the fee by the related mortgagor for $1, which fee interest is subject to the lien of the Mortgage.

Exceptions to Representation 53(h):

Loans:	Description of Exception:
3 Sheraton Park Hotel - Anaheim, CA	The related ground lease is silent as to whether a new lease is required.
44.01 and 44.02 Winn-Dixie Distribution – Fitzgerald, GA

Although the related ground lease requires a new lease upon termination due to the related mortgagor’s default, the related ground lease is silent as to whether a new lease is required in any other situation.

EXHIBIT A
Mortgage Loan Schedule

Mortgage Loan Number	Loan Group Number	Property Name	Address	City	State	Zip Code	County
1	1	Ashford Hospitality Pool 5(3)	Various	Various	Various	Various	Various
1.01		Marriott - Bridgewater, NJ	700 Commons Way	Bridgewater	NJ	08807	Somerset
1.02		Marriott Suites - Dallas, TX	2493 North Stemmons Freeway	Dallas	TX	75207	Dallas
1.03		Marriott - Durham, NC	4700 Guardian Drive	Durham	NC	27703	Durham
1.04		Sheraton - Langhorne, PA	400 Oxford Valley Road	Langhorne	PA	19047	Bucks
1.05		Embassy Suites - Flagstaff, AZ	706 South Milton Road	Flagstaff	AZ	86001	Coconino
2	1	Nestle 94 Pool	Various	Various	Various	Various	Various
2.01		555 Nestle Way	555 Nestle Way	Breinigsville	PA	18031	Lehigh
2.02		Nestle Distribution Facility	2 Nestle Way	Lathrop	CA	95330	San Joaquin
2.03		2909 Pleasant Center Road	2909 Pleasant Center Road	Yoder	IN	46798	Allen
3	1	Sheraton Park Hotel - Anaheim, CA	1855 South Harbor Boulevard Drive	Anaheim	CA	92802	Orange
4	1	Integrated Health Campus	250 Centronia Road	South Whitehall & Upper Macungie Townships	PA	18106	Lehigh
5	1	2100 Ross	2100 Ross Avenue	Dallas	TX	75201	Dallas
6	2	Mallard Glen Apartments	2002 Laysan Teal Lane	Charlotte	NC	28262	Mecklenburg
8	1	Kedron Village - Phase II	Highway 74 at Peachtree Parkway	Peachtree City	GA	30269	Fayette
9	2	University House at Tempe Apartments	2323 East Apache Boulevard	Tempe	AZ	85281	Maricopa
10	2	Reflections at the Lakes	2601 South Grand Canyon Drive	Las Vegas	NV	89117	Clark
12	1	One & Two Riverwood(4)	N17 W24222 & N19 W24133 Riverwood Drive	Pewaukee	WI	53072	Waukesha
13	2	The Preserve at the Fort Apartments	1212 Raintree Drive	Fort Collins	CO	80526	Larimer
14	2	The Falls at Highpoint Apartments	9050 Markville Drive	Dallas	TX	75243	Dallas
15	1	West Volusia Towne Centre(5)	Veterans Memorial Parkway & Harley Strickland Boulevard	Orange City	FL	32763	Volusia
16	2	Waterstone Apartments	420 West Slaughter Lane	Austin	TX	78748	Travis
17	1	Home Depot - Paterson, NJ(6)	Route 20 and Fourth Avenue	Paterson	NJ	07514	Passaic
18	1	Poway Crossings	12622 - 12654 Poway Road	Poway	CA	92064	San Diego
19	1	Hanbury Village Shopping Center	237 Hanbury Road East	Chesapeake	VA	23322	Chesapeake City
20	1	Lakefront at Washingtonian	9841 Washingtonian Boulevard	Gaithersburg	MD	20878	Montgomery
21	2	Wesley Paces Apartment Homes(7)	4300 Jimmy Carter Boulevard	Norcross	GA	30093	Gwinnett
22	1	Village Shoppes of Sugarloaf	3370 Sugarloaf Parkway	Lawrenceville	GA	30044	Gwinnett
24.01	1	Winn-Dixie Distribution Center - Orlando, FL(8)(9)	3015 Coast Line Drive	Orlando	FL	32808	Orange
24.02	1	Winn-Dixie Distribution Center - Orlando, FL (Note B)(8)(9)	3015 Coast Line Drive	Orlando	FL	32808	Orange

25.01	1	Winn-Dixie Headquarters/Manufacturing Facility - Jacksonville, FL(8)(9)	5050 Edgewood Avenue	Jacksonville	FL	32254	Duval
25.02	1	Winn-Dixie Headquarters/Manufacturing Facility - Jacksonville, FL (Note B)(8)(9)	5050 Edgewood Avenue	Jacksonville	FL	32254	Duval
26	1	Sherrill Building	13510 Ballantyne Corporate Place	Charlotte	NC	28277	Mecklenburg
28	1	20400 & 20410 Observation Drive	20400 & 20410 Observation Drive	Germantown	MD	20876	Montgomery
29	1	One Ridgmar Centre(10)	6500 West Freeway	Fort Worth	TX	76116	Tarrant
31	1	Gateway Office Center	555 Dividend Drive	Coppell	TX	75019	Dallas
32	1	Governor's Pointe Office Campus(11)(12)	4700 Duke Drive and 4900 Parkway Drive	Mason	OH	45040	Warren
34	2	Hidden Lakes Apartments(13)	5500 Weslo Willow Drive	Greensboro	NC	27409	Guilford
35	1	Laveen Village Marketplace - Phase II	Baseline Road and 51st Avenue	Laveen	AZ	85042	Maricopa
37	1	West Los Angeles Commerce Plaza	2222 Corinth Avenue	Los Angeles	CA	90064	Los Angeles
39	1	River Place Shopping Center	605-655 parkway (Highway 441)	Sevierville	TN	37862	Sevier
40	1	Rockbridge Village	1227 Rockbridge Road	Stone Mountain	GA	30087	Gwinnett
41	1	The Greentree Shopping Center	2346 Immokalee Road	Naples	FL	34109	Collier
42	2	Harbour Landing Apartments(14)	8033 South Padre Island Drive	Corpus Christi	TX	78412	Nueces
44.01	1	Winn-Dixie Distribution - Fitzgerald, GA(8)	255 Jacksonville Highway	Fitzgerald	GA	31750	Ben Hill
44.02	1	Winn-Dixie Distribution - Fitzgerald, GA (Note B)(8)	255 Jacksonville Highway	Fitzgerald	GA	31750	Ben Hill
45	1	Hilton Garden Inn - Greensboro, NC	4307 Big Tree Way	Greensboro	NC	27409	Guilford
47	1	Blackwolf Run & Riverwood Pool(15)	Various	Various	NC	Various	Various
47.01		Blackwolf Run III & IV	5548 Grand Traverse Drive	Raleigh	NC	27604	Wake
47.02		Riverwood Cultural Arts Center	100 & 204 Cunningham Lane	Clayton	NC	27527	Johnston
49	1	Woodmont Village	8021-8020 Cumming Highway	Canton	GA	30115	Cherokee
50	1	Old Line Professional Center(16)	12070 Old Line Centre Road	Waldorf	MD	20602	Charles
52	1	Holiday Inn - Boxborough, MA(17)	242 Adams Place	Boxborough	MA	01719	Middlesex
54	1	Port Royal Plaza	95 Mathews Drive	Hilton Head Island	SC	29926	Beaufort
55	1	Hampton Inn - Norfolk Airport, VA(18)	5800 Northampton Boulevard	Norfolk	VA	23502	Norfolk City
56	1	Sam's Club - Anderson, SC	3812 Liberty Highway	Anderson	SC	29621	Anderson
57	1	Richmond Ranch Shopping Center	NWC Richmond Road & Saint Michael Drive	Texarkana	TX	75503	Bowie
59	1	Moye Medical Building	521 Moye Boulevard	Greenville	NC	27834	Pitt
61	1	Fort Pierce Industrial	3850 South River Road	Saint George	UT	84790	Washington
62	1	Rite Aid - Puyallup, WA	17627 Gem Heights Drive East	Puyallup	WA	98375	Pierce
63	1	Apria Healthcare - Saint Louis, MO	8248 Lackland Road	Saint Louis	MO	63114	Saint Louis
64	1	Borders - Rapid City, SD	2130 Haines Avenue	Rapid City	SD	57701	Pennington
65	1	Borders - Reading, PA	1075 Woodland Road	Reading	PA	19610	Berks
66	1	Walgreens - Gretna, LA	89 Westbank Expressway	Gretna	LA	70053	Jefferson
68	1	Rite Aid - Easton, PA	601 South 25th Street	Easton	PA	18045	Northampton
69	1	Ashley Furniture - Amarillo, TX	5220 South Western Street	Amarillo	TX	79109	Randall
70	1	Celebration Self Storage	475 Celebration Place	Celebration	FL	34747	Osceola
71	1	2501 West Phelps	2501 West Phelps Road	Phoenix	AZ	85023	Maricopa
72	1	Walgreens - Ellenton, FL	5945 U.S. Highway 301 North	Ellenton	FL	34222	Manatee

75.01	1	Dean Foods - Opa-Locka, FL(8)	3000 NW 123rd Streeet	Opa-Locka	FL	33167	Dade
75.02	1	Dean Foods - Opa-Locka, FL (Note B)(8)	3000 NW 123rd Streeet	Opa-Locka	FL	33167	Dade
78	1	Delpache	NWC Apache Trail & North Delaware Drive	Apache Junction	AZ	85220	Pinal
80	1	CVS - Flowery Branch, GA	7395 Spout Springs Road	Flowery Branch	GA	30542	Hall
82	1	Walgreens - Cincinnati, OH	5508 Bridgetown Road	Cincinnati	OH	45248	Hamilton
83	1	GSA Building - Meeker, CO	220 East Market Street	Meeker	CO	81641	Rio Blanco
84	1	Rite Aid - Fredericksburg, VA	10744 Tidewater Trail	Fredericksburg	VA	22408	Spotsylvania
85	1	Walgreens - Mineral Wells, TX	201 FM 1821	Mineral Wells	TX	76067	Palo Pinto
86	1	Wal-Mart - Chanute, KS	2700 South Santa Fe Avenue	Chanute	KS	66720	Neosho
89	1	Walgreens - Shreveport, LA	3555 Greenwood Road	Shreveport	LA	71109	Caddo Parish
90	1	Corporate I	20 Corporate Circle	New Castle Hundred	DE	19720	New Castle
91	1	Walgreens - Gainesville, FL	1170 East University Avenue	Gainesville	FL	32641	Alachua
92	1	Pencader Corporate Center - Building 5	101 Lake Drive	Newark	DE	19702	New Castle
93	1	Logan's Roadhouse - Florence, AL	2890 Florence Boulevard	Florence	AL	35630	Lauderdale
94	1	Tractor Supply Company - Baytown, TX	6316 Garth Road	Baytown	TX	77521	Harris
95	1	GSA Office - Hamilton, OH	6553 Winford Avenue	Hamilton	OH	45011	Butler
96	1	Logan's Roadhouse - Tuscaloosa, AL	1511 Skyland Boulevard East	Tuscaloosa	AL	35403	Tuscaloosa
97	1	Tractor Supply Company - Navasota, TX	9320 Highway 6	Navasota	TX	77868	Grimes
99	1	Cactus & Cave Creek	2126 East Cactus Road	Phoenix	AZ	85022	Maricopa
100	1	Rite Aid - Archdale, NC	11316 North Main Street	Archdale	NC	27263	Randolph
101	1	Wal-Mart - New London, WI	1717 North Shawano Street	New London	WI	54961	Waupaca
102	1	Logan's Roadhouse - Killeen, TX	3100 East Central Texas Expressway	Killeen	TX	76542	Bell
103	1	Logan's Roadhouse - Waco, TX	2806 West Loop 340	Waco	TX	76711	Mclennan
104	1	Rite Aid - Lincolnton, NC	701 East Main Street	Lincolnton	NC	28092	Lincoln
105	1	Chili's Grill & Bar - Fredericksburg, TX	518 East Main Street	Fredericksburg	TX	78624	Gillespie
106	1	GSA Social Security Building - Petersburg, VA	100 Poplar Road	Petersburg	VA	23805	Petersburg City
107	1	Wal-Mart - Spencer, IN	823 West State Highway 46	Spencer	IN	47460	Owen
109	1	Logan's Roadhouse - Houston, TX	2200 Highway 6 South	Houston	TX	77077	Harris

Mortgage Loan Number	Loan Group Number	Property Name	Cut-Off Date Loan Balance ($)	Monthly P&I Payments ($)	Grace Days	Mortgage Rate (%)(1)	Number of Units
1	1	Ashford Hospitality Pool 5(3)	158,105,000	943,080		5.9523333333%	1,141
1.01		Marriott - Bridgewater, NJ					346
1.02		Marriott Suites - Dallas, TX					265
1.03		Marriott - Durham, NC					225
1.04		Sheraton - Langhorne, PA					186
1.05		Embassy Suites - Flagstaff, AZ					119
2	1	Nestle 94 Pool	106,000,000	IO		6.3200%	2,560,351
2.01		555 Nestle Way					1,045,153
2.02		Nestle Distribution Facility					751,021
2.03		2909 Pleasant Center Road					764,177
3	1	Sheraton Park Hotel - Anaheim, CA	65,000,000	IO		6.3000%	490
4	1	Integrated Health Campus	62,200,000	364,564		5.7900%	302,200
5	1	2100 Ross	61,000,000	IO		6.0650%	843,728
6	2	Mallard Glen Apartments	37,440,000	220,396	0 default, 15 late	5.8300%	460
8	1	Kedron Village - Phase II	29,700,000	172,379		5.7000%	157,409
9	2	University House at Tempe Apartments	29,412,500	IO		6.3780%	400
10	2	Reflections at the Lakes	28,000,000	IO		5.7500%	326
12	1	One & Two Riverwood(4)	26,500,000	162,132		6.1900%	196,013
13	2	The Preserve at the Fort Apartments	26,250,000	154,525		5.8300%	313
14	2	The Falls at Highpoint Apartments	26,000,000	153,385	0 default, 10 late	5.8500%	708
15	1	West Volusia Towne Centre(5)	25,300,000	164,264		6.7600%	154,594
16	2	Waterstone Apartments	23,750,000	IO	0 default, 10 late	6.1800%	308
17	1	Home Depot - Paterson, NJ(6)	23,000,000	IO		6.0000%	136,000
18	1	Poway Crossings	22,500,000	148,788		6.9400%	114,811
19	1	Hanbury Village Shopping Center	21,700,000	139,594		6.6700%	101,558
20	1	Lakefront at Washingtonian	20,900,000	IO		5.9800%	103,823
21	2	Wesley Paces Apartment Homes(7)	20,089,000	120,961		6.0400%	260
22	1	Village Shoppes of Sugarloaf	18,795,400	IO		5.8600%	147,817
24.01	1	Winn-Dixie Distribution Center - Orlando, FL(8)(9)	7,311,235	88,932	5 default, 0 late	7.8030%	1,089,411
24.02	1	Winn-Dixie Distribution Center - Orlando, FL (Note B)(8)(9)	10,038,612	157,371	5 default, 0 late	8.1810%	1,089,411
25.01	1	Winn-Dixie Headquarters/Manufacturing Facility - Jacksonville, FL(8)(9)	7,213,731	87,746	5 default, 0 late	7.8030%	879,151
25.02	1	Winn-Dixie Headquarters/Manufacturing Facility - Jacksonville, FL (Note B)(8)(9)	9,904,736	155,272	5 default, 0 late	8.1810%	879,151
26	1	Sherrill Building	17,000,000	IO	0 default, 15 late	5.9600%	146,804

28	1	20400 & 20410 Observation Drive	16,000,000	102,503		6.6300%	138,779
29	1	One Ridgmar Centre(10)	15,500,000	95,235	0 default, 10 late	6.2300%	177,199
31	1	Gateway Office Center	14,400,000	IO	0 default, 10 late	5.7100%	101,844
32	1	Governor's Pointe Office Campus(11)(12)	14,275,500	85,772		6.0200%	155,103
34	2	Hidden Lakes Apartments(13)	14,000,000	82,235	0 default, 15 late	5.8100%	483
35	1	Laveen Village Marketplace - Phase II	13,615,000	IO		5.2900%	56,747
37	1	West Los Angeles Commerce Plaza	13,500,000	IO		6.2700%	133,352
39	1	River Place Shopping Center	12,675,000	IO		6.2300%	155,153
40	1	Rockbridge Village	11,500,000	IO		6.0800%	102,432
41	1	The Greentree Shopping Center	11,455,165	85,876		6.5200%	172,807
42	2	Harbour Landing Apartments(14)	11,062,500	65,474	0 default, 10 late	5.8800%	284
44.01	1	Winn-Dixie Distribution - Fitzgerald, GA(8)	4,485,583	54,562	5 default, 0 late	7.8030%	408,200
44.02	1	Winn-Dixie Distribution - Fitzgerald, GA (Note B)(8)	6,158,882	96,550	5 default, 0 late	8.1810%	408,200
45	1	Hilton Garden Inn - Greensboro, NC	10,460,350	79,901	0 default, 15 late	6.7600%	134
47	1	Blackwolf Run & Riverwood Pool(15)	10,000,000	63,141	0 default, 15 late	6.4900%	Various
47.01		Blackwolf Run III & IV					114
47.02		Riverwood Cultural Arts Center					23,536
49	1	Woodmont Village	9,775,000	IO		6.0500%	85,639
50	1	Old Line Professional Center(16)	9,400,000	56,388		6.0050%	75,860
52	1	Holiday Inn - Boxborough, MA(17)	9,135,000	54,886		6.0200%	143
54	1	Port Royal Plaza	8,479,807	53,614		6.4800%	88,894
55	1	Hampton Inn - Norfolk Airport, VA(18)	8,474,452	54,398		6.6200%	88
56	1	Sam's Club - Anderson, SC	8,160,000	IO		5.8000%	134,664
57	1	Richmond Ranch Shopping Center	7,700,000	IO	0 default, 10 late	6.2100%	58,555
59	1	Moye Medical Building	5,635,000	34,002	0 default, 15 late	6.0600%	40,879
61	1	Fort Pierce Industrial	4,796,557	30,434		6.5300%	42,246
62	1	Rite Aid - Puyallup, WA	4,493,171	29,367		6.8100%	17,762
63	1	Apria Healthcare - Saint Louis, MO	4,420,000	IO		5.6500%	52,200
64	1	Borders - Rapid City, SD	4,393,000	IO		5.6600%	20,000
65	1	Borders - Reading, PA	4,257,000	IO		5.6600%	25,023
66	1	Walgreens - Gretna, LA	4,108,000	IO		5.1700%	14,490
68	1	Rite Aid - Easton, PA	4,060,000	IO		5.7700%	13,813
69	1	Ashley Furniture - Amarillo, TX	4,026,000	IO		5.5900%	74,797
70	1	Celebration Self Storage	3,814,175	24,878		6.7900%	47,875
71	1	2501 West Phelps	3,800,000	22,442		5.8600%	36,016
72	1	Walgreens - Ellenton, FL	3,751,000	IO		5.2300%	14,490
75.01	1	Dean Foods - Opa-Locka, FL(8)	1,530,790	18,620	5 default, 0 late	7.8030%	61,068
75.02	1	Dean Foods - Opa-Locka, FL (Note B)(8)	2,101,835	32,950	5 default, 0 late	8.1810%	61,068
78	1	Delpache	3,219,000	21,179		6.8900%	12,300
80	1	CVS - Flowery Branch, GA	3,152,500	IO		5.2800%	12,900

82	1	Walgreens - Cincinnati, OH	3,043,000	IO		5.8000%	13,905
83	1	GSA Building - Meeker, CO	2,995,458	19,598		6.8200%	29,288
84	1	Rite Aid - Fredericksburg, VA	2,979,000	IO		5.9200%	14,564
85	1	Walgreens - Mineral Wells, TX	2,880,000	IO	0 default, 10 late	5.2300%	14,820
86	1	Wal-Mart - Chanute, KS	2,858,000	IO		5.2300%	93,589
89	1	Walgreens - Shreveport, LA	2,815,000	IO		5.5600%	13,905
90	1	Corporate I	2,750,000	17,183		6.3900%	32,000
91	1	Walgreens - Gainesville, FL	2,465,000	IO		5.6000%	13,905
92	1	Pencader Corporate Center - Building 5	2,460,000	15,371		6.3900%	48,884
93	1	Logan's Roadhouse - Florence, AL	2,420,000	IO		5.5300%	8,014
94	1	Tractor Supply Company - Baytown, TX	2,251,000	IO		5.6000%	22,670
95	1	GSA Office - Hamilton, OH	2,116,790	13,849		6.8200%	10,900
96	1	Logan's Roadhouse - Tuscaloosa, AL	2,087,500	IO		5.5300%	7,839
97	1	Tractor Supply Company - Navasota, TX	2,050,000	IO		5.8000%	22,670
99	1	Cactus & Cave Creek	1,909,000	12,560		6.8900%	7,956
100	1	Rite Aid - Archdale, NC	1,891,064	11,185	0 default, 15 late	5.8300%	11,200
101	1	Wal-Mart - New London, WI	1,778,000	IO		5.8000%	51,985
102	1	Logan's Roadhouse - Killeen, TX	1,605,500	IO	0 default, 10 late	5.5300%	7,969
103	1	Logan's Roadhouse - Waco, TX	1,556,000	IO	0 default, 10 late	5.5300%	8,060
104	1	Rite Aid - Lincolnton, NC	1,538,000	IO	0 default, 15 late	5.8000%	10,908
105	1	Chili's Grill & Bar - Fredericksburg, TX	1,504,000	IO		5.5500%	5,495
106	1	GSA Social Security Building - Petersburg, VA	1,427,835	9,342		6.8200%	11,617
107	1	Wal-Mart - Spencer, IN	1,377,000	IO		5.8000%	41,304
109	1	Logan's Roadhouse - Houston, TX	1,024,000	IO	0 default, 10 late	5.5300%	7,990

Mortgage Loan Number	Loan Group Number	Property Name	Unit of Measure	Original Term to Maturity or ARD (Mos.)	Remaining Term to Maturity or ARD (Mos.)	Maturity Date or ARD	Original Amort Term (Mos.)	Remaining Amort Term (Mos.)
1	1	Ashford Hospitality Pool 5(3)	Rooms	120	113	04/11/17	360	360
1.01		Marriott - Bridgewater, NJ	Rooms
1.02		Marriott Suites - Dallas, TX	Rooms
1.03		Marriott - Durham, NC	Rooms
1.04		Sheraton - Langhorne, PA	Rooms
1.05		Embassy Suites - Flagstaff, AZ	Rooms
2	1	Nestle 94 Pool	Sq. Ft.	60	57	08/11/12	IO	IO
2.01		555 Nestle Way	Sq. Ft.
2.02		Nestle Distribution Facility	Sq. Ft.
2.03		2909 Pleasant Center Road	Sq. Ft.
3	1	Sheraton Park Hotel - Anaheim, CA	Rooms	120	115	06/11/17	IO	IO
4	1	Integrated Health Campus	Sq. Ft.	120	117	08/11/17	360	360
5	1	2100 Ross	Sq. Ft.	60	54	05/11/12	IO	IO
6	2	Mallard Glen Apartments	Units	120	117	08/11/17	360	360
8	1	Kedron Village - Phase II	Sq. Ft.	120	110	01/11/17	360	360
9	2	University House at Tempe Apartments	Units	120	118	09/11/17	IO	IO
10	2	Reflections at the Lakes	Units	60	57	08/11/12	IO	IO
12	1	One & Two Riverwood(4)	Sq. Ft.	120	118	09/11/17	360	360
13	2	The Preserve at the Fort Apartments	Units	120	118	09/11/17	360	360
14	2	The Falls at Highpoint Apartments	Units	120	112	03/11/17	360	360
15	1	West Volusia Towne Centre(5)	Sq. Ft.	120	118	09/11/17	360	360
16	2	Waterstone Apartments	Units	120	118	09/11/17	IO	IO
17	1	Home Depot - Paterson, NJ(6)	Sq. Ft.	120	115	06/11/17	IO	IO
18	1	Poway Crossings	Sq. Ft.	120	118	09/11/17	360	360
19	1	Hanbury Village Shopping Center	Sq. Ft.	120	119	10/11/17	360	360
20	1	Lakefront at Washingtonian	Sq. Ft.	120	111	02/11/17	IO	IO
21	2	Wesley Paces Apartment Homes(7)	Units	120	118	09/11/17	360	360
22	1	Village Shoppes of Sugarloaf	Sq. Ft.	120	116	07/11/17	IO	IO
24.01	1	Winn-Dixie Distribution Center - Orlando, FL(8)(9)	Sq. Ft.	216	118	09/01/17	216	118
24.02	1	Winn-Dixie Distribution Center - Orlando, FL (Note B)(8)(9)	Sq. Ft.	300	202	09/01/24	84	84
25.01	1	Winn-Dixie Headquarters/Manufacturing Facility - Jacksonville, FL(8)(9)	Sq. Ft.	216	118	09/01/17	216	118
25.02	1	Winn-Dixie Headquarters/Manufacturing Facility - Jacksonville, FL (Note B)(8)(9)	Sq. Ft.	300	202	09/01/24	84	84
26	1	Sherrill Building	Sq. Ft.	120	117	08/11/17	IO	IO
28	1	20400 & 20410 Observation Drive	Sq. Ft.	120	119	10/11/17	360	360

29	1	One Ridgmar Centre(10)	Sq. Ft.	120	118	09/11/17	360	360
31	1	Gateway Office Center	Sq. Ft.	120	115	06/11/17	IO	IO
32	1	Governor's Pointe Office Campus(11)(12)	Sq. Ft.	120	116	07/11/17	360	360
34	2	Hidden Lakes Apartments(13)	Units	120	114	05/11/17	360	360
35	1	Laveen Village Marketplace - Phase II	Sq. Ft.	120	116	07/11/17	IO	IO
37	1	West Los Angeles Commerce Plaza	Sq. Ft.	120	117	08/11/17	IO	IO
39	1	River Place Shopping Center	Sq. Ft.	120	118	09/11/17	IO	IO
40	1	Rockbridge Village	Sq. Ft.	120	116	07/11/17	IO	IO
41	1	The Greentree Shopping Center	Sq. Ft.	120	118	09/11/17	240	238
42	2	Harbour Landing Apartments(14)	Units	120	117	08/11/17	360	360
44.01	1	Winn-Dixie Distribution - Fitzgerald, GA(8)	Sq. Ft.	216	118	09/01/17	216	118
44.02	1	Winn-Dixie Distribution - Fitzgerald, GA (Note B)(8)	Sq. Ft.	300	202	09/01/24	84	84
45	1	Hilton Garden Inn - Greensboro, NC	Rooms	120	118	09/11/17	240	238
47	1	Blackwolf Run & Riverwood Pool(15)	Various	120	117	08/11/17	360	360
47.01		Blackwolf Run III & IV	Units
47.02		Riverwood Cultural Arts Center	Sq. Ft.
49	1	Woodmont Village	Sq. Ft.	120	116	07/11/17	IO	IO
50	1	Old Line Professional Center(16)	Sq. Ft.	120	118	09/11/17	360	360
52	1	Holiday Inn - Boxborough, MA(17)	Rooms	120	114	05/11/17	360	360
54	1	Port Royal Plaza	Sq. Ft.	120	117	08/11/17	360	357
55	1	Hampton Inn - Norfolk Airport, VA(18)	Rooms	120	116	07/11/17	360	356
56	1	Sam's Club - Anderson, SC	Sq. Ft.	120	114	05/11/17	IO	IO
57	1	Richmond Ranch Shopping Center	Sq. Ft.	120	117	08/11/17	IO	IO
59	1	Moye Medical Building	Sq. Ft.	120	119	10/11/17	360	360
61	1	Fort Pierce Industrial	Sq. Ft.	120	119	10/11/17	360	359
62	1	Rite Aid - Puyallup, WA	Sq. Ft.	120	118	09/11/17	360	358
63	1	Apria Healthcare - Saint Louis, MO	Sq. Ft.	120	116	07/11/17	IO	IO
64	1	Borders - Rapid City, SD	Sq. Ft.	120	115	06/11/17	IO	IO
65	1	Borders - Reading, PA	Sq. Ft.	120	115	06/11/17	IO	IO
66	1	Walgreens - Gretna, LA	Sq. Ft.	120	115	06/11/17	IO	IO
68	1	Rite Aid - Easton, PA	Sq. Ft.	120	114	05/11/17	IO	IO
69	1	Ashley Furniture - Amarillo, TX	Sq. Ft.	120	113	04/11/17	IO	IO
70	1	Celebration Self Storage	Sq. Ft.	120	118	09/11/17	360	358
71	1	2501 West Phelps	Sq. Ft.	120	116	07/11/17	360	360
72	1	Walgreens - Ellenton, FL	Sq. Ft.	120	113	04/11/17	IO	IO
75.01	1	Dean Foods - Opa-Locka, FL(8)	Sq. Ft.	216	118	09/01/17	216	118
75.02	1	Dean Foods - Opa-Locka, FL (Note B)(8)	Sq. Ft.	300	202	09/01/24	84	84
78	1	Delpache	Sq. Ft.	120	118	09/11/17	360	360
80	1	CVS - Flowery Branch, GA	Sq. Ft.	120	114	05/11/17	IO	IO
82	1	Walgreens - Cincinnati, OH	Sq. Ft.	120	114	05/11/17	IO	IO

83	1	GSA Building - Meeker, CO	Sq. Ft.	120	118	09/11/17	360	358
84	1	Rite Aid - Fredericksburg, VA	Sq. Ft.	120	114	05/11/17	IO	IO
85	1	Walgreens - Mineral Wells, TX	Sq. Ft.	120	115	06/11/17	IO	IO
86	1	Wal-Mart - Chanute, KS	Sq. Ft.	120	114	05/11/17	IO	IO
89	1	Walgreens - Shreveport, LA	Sq. Ft.	120	113	04/11/17	IO	IO
90	1	Corporate I	Sq. Ft.	120	115	06/11/17	360	360
91	1	Walgreens - Gainesville, FL	Sq. Ft.	120	115	06/11/17	IO	IO
92	1	Pencader Corporate Center - Building 5	Sq. Ft.	120	115	06/11/17	360	360
93	1	Logan's Roadhouse - Florence, AL	Sq. Ft.	120	113	04/11/17	IO	IO
94	1	Tractor Supply Company - Baytown, TX	Sq. Ft.	120	115	06/11/17	IO	IO
95	1	GSA Office - Hamilton, OH	Sq. Ft.	120	118	09/11/17	360	358
96	1	Logan's Roadhouse - Tuscaloosa, AL	Sq. Ft.	120	113	04/11/17	IO	IO
97	1	Tractor Supply Company - Navasota, TX	Sq. Ft.	120	114	05/11/17	IO	IO
99	1	Cactus & Cave Creek	Sq. Ft.	120	118	09/11/17	360	360
100	1	Rite Aid - Archdale, NC	Sq. Ft.	120	115	06/11/17	360	355
101	1	Wal-Mart - New London, WI	Sq. Ft.	120	114	05/11/17	IO	IO
102	1	Logan's Roadhouse - Killeen, TX	Sq. Ft.	120	113	04/11/17	IO	IO
103	1	Logan's Roadhouse - Waco, TX	Sq. Ft.	120	113	04/11/17	IO	IO
104	1	Rite Aid - Lincolnton, NC	Sq. Ft.	120	113	04/11/17	IO	IO
105	1	Chili's Grill & Bar - Fredericksburg, TX	Sq. Ft.	120	115	06/11/17	IO	IO
106	1	GSA Social Security Building - Petersburg, VA	Sq. Ft.	120	118	09/11/17	360	358
107	1	Wal-Mart - Spencer, IN	Sq. Ft.	120	115	06/11/17	IO	IO
109	1	Logan's Roadhouse - Houston, TX	Sq. Ft.	120	113	04/11/17	IO	IO

Mortgage Loan Number	Loan Group Number	Property Name	Ground Lease	Master Servicing Fee Rate	ARD Loan	Anticipated Repayment Date	Additional Interest Rate
1	1	Ashford Hospitality Pool 5(3)	Fee	0.09000%	N
1.01		Marriott - Bridgewater, NJ	Fee
1.02		Marriott Suites - Dallas, TX	Fee
1.03		Marriott - Durham, NC	Fee
1.04		Sheraton - Langhorne, PA	Fee
1.05		Embassy Suites - Flagstaff, AZ	Fee
2	1	Nestle 94 Pool	Both (land vested through 1/1/2013, Leasehold thereafter)	0.09000%	N
2.01		555 Nestle Way	Both (land vested through 1/1/2013, Leasehold thereafter)
2.02		Nestle Distribution Facility	Both (land vested through 1/1/2013, Leasehold thereafter)
2.03		2909 Pleasant Center Road	Both (land vested through 1/1/2013, Leasehold thereafter)
3	1	Sheraton Park Hotel - Anaheim, CA	Leasehold	0.09000%	N
4	1	Integrated Health Campus	Fee	0.07000%	N
5	1	2100 Ross	Fee	0.09000%	N
6	2	Mallard Glen Apartments	Fee	0.09000%	N
8	1	Kedron Village - Phase II	Fee	0.09000%	N
9	2	University House at Tempe Apartments	Fee	0.09000%	Y	9/11/2017	Greater of initial interest rate plus 3% or TCMYI plus 3%
10	2	Reflections at the Lakes	Fee	0.09000%	N
12	1	One & Two Riverwood(4)	Fee	0.09000%	N
13	2	The Preserve at the Fort Apartments	Fee	0.09000%	N
14	2	The Falls at Highpoint Apartments	Fee	0.09000%	N
15	1	West Volusia Towne Centre(5)	Fee	0.09000%	N
16	2	Waterstone Apartments	Fee	0.09000%	Y	9/11/2017	Greater of initial interest rate plus 3% or TCMYI plus 3%
17	1	Home Depot - Paterson, NJ(6)	Leasehold	0.09000%	N
18	1	Poway Crossings	Fee	0.09000%	N
19	1	Hanbury Village Shopping Center	Fee	0.09000%	N
20	1	Lakefront at Washingtonian	Fee	0.09000%	N
21	2	Wesley Paces Apartment Homes(7)	Fee	0.09000%	N
22	1	Village Shoppes of Sugarloaf	Fee	0.09000%	Y	7/11/2017	Greater of initial interest rate plus 3% or TCMYI plus 3%

24.01	1	Winn-Dixie Distribution Center - Orlando, FL(8)(9)	Fee	0.09000%	N
24.02	1	Winn-Dixie Distribution Center - Orlando, FL (Note B)(8)(9)	Fee	0.09000%	N
25.01	1	Winn-Dixie Headquarters/Manufacturing Facility - Jacksonville, FL(8)(9)	Fee	0.09000%	N
25.02	1	Winn-Dixie Headquarters/Manufacturing Facility - Jacksonville, FL (Note B)(8)(9)	Fee	0.09000%	N
26	1	Sherrill Building	Both	0.09000%	Y	8/11/2017	Greater of initial interest rate plus 2.5% or TCMYI plus 2.5%
28	1	20400 & 20410 Observation Drive	Fee	0.09000%	N
29	1	One Ridgmar Centre(10)	Fee	0.09000%	N
31	1	Gateway Office Center	Fee	0.10000%	N
32	1	Governor's Pointe Office Campus(11)(12)	Fee	0.09000%	N
34	2	Hidden Lakes Apartments(13)	Fee	0.09000%	N
35	1	Laveen Village Marketplace - Phase II	Fee	0.09000%	N
37	1	West Los Angeles Commerce Plaza	Fee	0.09000%	N
39	1	River Place Shopping Center	Both	0.09000%	Y	9/11/2017	Greater of initial interest rate plus 3% or TCMYI plus 3%
40	1	Rockbridge Village	Fee	0.09000%	Y	7/11/2017	Greater of initial interest rate plus 3% or TCMYI plus 3%
41	1	The Greentree Shopping Center	Fee	0.09000%	N
42	2	Harbour Landing Apartments(14)	Fee	0.09000%	N
44.01	1	Winn-Dixie Distribution - Fitzgerald, GA(8)	Leasehold	0.09000%	N
44.02	1	Winn-Dixie Distribution - Fitzgerald, GA (Note B)(8)	Leasehold	0.09000%	N
45	1	Hilton Garden Inn - Greensboro, NC	Fee	0.09000%	N
47	1	Blackwolf Run & Riverwood Pool(15)	Fee	0.09000%	N
47.01		Blackwolf Run III & IV	Fee
47.02		Riverwood Cultural Arts Center	Fee
49	1	Woodmont Village	Fee	0.09000%	Y	7/11/2017	Greater of initial interest rate plus 3% or TCMYI plus 3%
50	1	Old Line Professional Center(16)	Fee	0.09000%	N
52	1	Holiday Inn - Boxborough, MA(17)	Fee	0.10000%	N
54	1	Port Royal Plaza	Fee	0.09000%	N
55	1	Hampton Inn - Norfolk Airport, VA(18)	Both	0.09000%	N

56	1	Sam's Club - Anderson, SC	Fee	0.09000%	Y	5/11/2017	Greater of initial interest rate plus 2% or TCMYI plus 2%
57	1	Richmond Ranch Shopping Center	Fee	0.09000%	Y	8/11/2017	Greater of initial interest rate plus 3% or TCMYI plus 3%
59	1	Moye Medical Building	Fee	0.09000%	N
61	1	Fort Pierce Industrial	Fee	0.09000%	N
62	1	Rite Aid - Puyallup, WA	Fee	0.09000%	N
63	1	Apria Healthcare - Saint Louis, MO	Fee	0.09000%	Y	7/11/2017	Greater of initial interest rate plus 2% or TCMYI plus 2%
64	1	Borders - Rapid City, SD	Fee	0.09000%	Y	6/11/2017	Greater of initial interest rate plus 2% or TCMYI plus 2%
65	1	Borders - Reading, PA	Fee	0.09000%	Y	6/11/2017	Greater of initial interest rate plus 2% or TCMYI plus 2%
66	1	Walgreens - Gretna, LA	Fee	0.09000%	Y	6/11/2017	Greater of initial interest rate plus 2% or TCMYI plus 2%
68	1	Rite Aid - Easton, PA	Fee	0.09000%	Y	5/11/2017	Greater of initial interest rate plus 2% or TCMYI plus 2%
69	1	Ashley Furniture - Amarillo, TX	Fee	0.09000%	Y	4/11/2017	Greater of initial interest rate plus 2% or TCMYI plus 2%
70	1	Celebration Self Storage	Fee	0.09000%	N
71	1	2501 West Phelps	Fee	0.10000%	N
72	1	Walgreens - Ellenton, FL	Fee	0.09000%	Y	4/11/2017	Greater of initial interest rate plus 2% or TCMYI plus 2%
75.01	1	Dean Foods - Opa-Locka, FL(8)	Fee	0.09000%	N
75.02	1	Dean Foods - Opa-Locka, FL (Note B)(8)	Fee	0.09000%	N
78	1	Delpache	Fee	0.09000%	N
80	1	CVS - Flowery Branch, GA	Fee	0.09000%	Y	5/11/2017	Greater of initial interest rate plus 2% or TCMYI plus 2%
82	1	Walgreens - Cincinnati, OH	Fee	0.09000%	Y	5/11/2017	Greater of initial interest rate plus 2% or TCMYI plus 2%

83	1	GSA Building - Meeker, CO	Fee	0.09000%	Y	9/11/2017	Greater of initial interest rate plus 3% or TCMYI plus 3%
84	1	Rite Aid - Fredericksburg, VA	Fee	0.09000%	Y	5/11/2017	Greater of initial interest rate plus 2% or TCMYI plus 2%
85	1	Walgreens - Mineral Wells, TX	Fee	0.09000%	Y	6/11/2017	Greater of initial interest rate plus 2% or TCMYI plus 2%
86	1	Wal-Mart - Chanute, KS	Fee	0.09000%	Y	5/11/2017	Greater of initial interest rate plus 2% or TCMYI plus 2%
89	1	Walgreens - Shreveport, LA	Fee	0.09000%	Y	4/11/2017	Greater of initial interest rate plus 2% or TCMYI plus 2%
90	1	Corporate I	Fee	0.09000%	N
91	1	Walgreens - Gainesville, FL	Fee	0.09000%	Y	6/11/2017	Greater of initial interest rate plus 2% or TCMYI plus 2%
92	1	Pencader Corporate Center - Building 5	Fee	0.09000%	N
93	1	Logan's Roadhouse - Florence, AL	Fee	0.09000%	Y	4/11/2017	Greater of initial interest rate plus 2% or TCMYI plus 2%
94	1	Tractor Supply Company - Baytown, TX	Fee	0.09000%	Y	6/11/2017	Greater of initial interest rate plus 2% or TCMYI plus 2%
95	1	GSA Office - Hamilton, OH	Fee	0.09000%	Y	9/11/2017	Greater of initial interest rate plus 3% or TCMYI plus 3%
96	1	Logan's Roadhouse - Tuscaloosa, AL	Fee	0.09000%	Y	4/11/2017	Greater of initial interest rate plus 2% or TCMYI plus 2%
97	1	Tractor Supply Company - Navasota, TX	Fee	0.09000%	Y	5/11/2017	Greater of initial interest rate plus 2% or TCMYI plus 2%
99	1	Cactus & Cave Creek	Fee	0.09000%	N
100	1	Rite Aid - Archdale, NC	Fee	0.09000%	N
101	1	Wal-Mart - New London, WI	Fee	0.09000%	Y	5/11/2017	Greater of initial interest rate plus 2% or TCMYI plus 2%

102	1	Logan's Roadhouse - Killeen, TX	Fee	0.09000%	Y	4/11/2017	Greater of initial interest rate plus 2% or TCMYI plus 2%
103	1	Logan's Roadhouse - Waco, TX	Fee	0.09000%	Y	4/11/2017	Greater of initial interest rate plus 2% or TCMYI plus 2%
104	1	Rite Aid - Lincolnton, NC	Fee	0.09000%	Y	4/11/2017	Greater of initial interest rate plus 2% or TCMYI plus 2%
105	1	Chili's Grill & Bar - Fredericksburg, TX	Fee	0.09000%	Y	6/11/2017	Greater of initial interest rate plus 2% or TCMYI plus 2%
106	1	GSA Social Security Building - Petersburg, VA	Fee	0.09000%	Y	9/11/2017	Greater of initial interest rate plus 3% or TCMYI plus 3%
107	1	Wal-Mart - Spencer, IN	Fee	0.09000%	Y	6/11/2017	Greater of initial interest rate plus 2% or TCMYI plus 2%
109	1	Logan's Roadhouse - Houston, TX	Fee	0.09000%	Y	4/11/2017	Greater of initial interest rate plus 2% or TCMYI plus 2%

Mortgage Loan Number	Loan Group Number	Property Name	Loan Seller	Environmental Insurance	Cross Collateralized and Cross Defaulted Loan Flag	Prepayment Provisions	Early Defeasance
1	1	Ashford Hospitality Pool 5(3)	Wachovia	N		Y	N
1.01		Marriott - Bridgewater, NJ		N
1.02		Marriott Suites - Dallas, TX		N
1.03		Marriott - Durham, NC		N
1.04		Sheraton - Langhorne, PA		N
1.05		Embassy Suites - Flagstaff, AZ		N
2	1	Nestle 94 Pool	Wachovia	N		N	N
2.01		555 Nestle Way		N
2.02		Nestle Distribution Facility		N
2.03		2909 Pleasant Center Road		N
3	1	Sheraton Park Hotel - Anaheim, CA	Wachovia	N		Y	N
4	1	Integrated Health Campus	Wachovia	N		Y	N
5	1	2100 Ross	Wachovia	N		Y	N
6	2	Mallard Glen Apartments	Wachovia	N		Y	N
8	1	Kedron Village - Phase II	Wachovia	N		Y	N
9	2	University House at Tempe Apartments	Wachovia	N		Y	N
10	2	Reflections at the Lakes	Wachovia	N		N	N
12	1	One & Two Riverwood(4)	Wachovia	N		Y	N
13	2	The Preserve at the Fort Apartments	Wachovia	N		N	N
14	2	The Falls at Highpoint Apartments	Wachovia	N		Y	N
15	1	West Volusia Towne Centre(5)	Wachovia	N		Y	N
16	2	Waterstone Apartments	Wachovia	N		Y	N
17	1	Home Depot - Paterson, NJ(6)	Wachovia	N		Y	N
18	1	Poway Crossings	Wachovia	N		Y	N
19	1	Hanbury Village Shopping Center	Wachovia	N		Y	N
20	1	Lakefront at Washingtonian	Wachovia	N		Y	N
21	2	Wesley Paces Apartment Homes(7)	Wachovia	N		Y	N
22	1	Village Shoppes of Sugarloaf	Wachovia	N		N	N
24.01	1	Winn-Dixie Distribution Center - Orlando, FL(8)(9)	Wachovia	N		Y	Y
24.02	1	Winn-Dixie Distribution Center - Orlando, FL (Note B)(8)(9)	Wachovia	N		Y	Y
25.01	1	Winn-Dixie Headquarters/Manufacturing Facility - Jacksonville, FL(8)(9)	Wachovia	N		Y	Y
25.02	1	Winn-Dixie Headquarters/Manufacturing Facility - Jacksonville, FL (Note B)(8)(9)	Wachovia	N		Y	Y
26	1	Sherrill Building	Wachovia	N		N	N
28	1	20400 & 20410 Observation Drive	Wachovia	N		Y	N

29	1	One Ridgmar Centre(10)	Wachovia	N		Y	N
31	1	Gateway Office Center	Wachovia	N		Y	N
32	1	Governor's Pointe Office Campus(11)(12)	Wachovia	N		Y	N
34	2	Hidden Lakes Apartments(13)	Wachovia	N		Y	N
35	1	Laveen Village Marketplace - Phase II	Wachovia	N		Y	N
37	1	West Los Angeles Commerce Plaza	Wachovia	N		Y	N
39	1	River Place Shopping Center	Wachovia	N		Y	N
40	1	Rockbridge Village	Wachovia	N		N	N
41	1	The Greentree Shopping Center	Wachovia	N		Y	N
42	2	Harbour Landing Apartments(14)	Wachovia	N		Y	N
44.01	1	Winn-Dixie Distribution - Fitzgerald, GA(8)	Wachovia	N		Y	Y
44.02	1	Winn-Dixie Distribution - Fitzgerald, GA (Note B)(8)	Wachovia	N		Y	Y
45	1	Hilton Garden Inn - Greensboro, NC	Wachovia	N		Y	N
47	1	Blackwolf Run & Riverwood Pool(15)	Wachovia	N		Y	N
47.01		Blackwolf Run III & IV		N
47.02		Riverwood Cultural Arts Center		N
49	1	Woodmont Village	Wachovia	N		N	N
50	1	Old Line Professional Center(16)	Wachovia	N		Y	N
52	1	Holiday Inn - Boxborough, MA(17)	Wachovia	N		N	N
54	1	Port Royal Plaza	Wachovia	N		Y	N
55	1	Hampton Inn - Norfolk Airport, VA(18)	Wachovia	N		Y	N
56	1	Sam's Club - Anderson, SC	Wachovia	N	Cole Reit Portfolio	Y	N
57	1	Richmond Ranch Shopping Center	Wachovia	N		N	N
59	1	Moye Medical Building	Wachovia	N		Y	N
61	1	Fort Pierce Industrial	Wachovia	N		Y	N
62	1	Rite Aid - Puyallup, WA	Wachovia	N		N	N
63	1	Apria Healthcare - Saint Louis, MO	Wachovia	N	Cole Reit Portfolio	Y	N
64	1	Borders - Rapid City, SD	Wachovia	N	Cole Reit Portfolio	Y	N
65	1	Borders - Reading, PA	Wachovia	N	Cole Reit Portfolio	Y	N
66	1	Walgreens - Gretna, LA	Wachovia	N	Cole Portfolio	Y	N
68	1	Rite Aid - Easton, PA	Wachovia	N	Cole Reit Portfolio	Y	N
69	1	Ashley Furniture - Amarillo, TX	Wachovia	N	Cole Reit Portfolio	Y	N
70	1	Celebration Self Storage	Wachovia	N		Y	N
71	1	2501 West Phelps	Wachovia	N		Y	N
72	1	Walgreens - Ellenton, FL	Wachovia	N	Cole Portfolio	Y	N
75.01	1	Dean Foods - Opa-Locka, FL(8)	Wachovia	N		Y	Y
75.02	1	Dean Foods - Opa-Locka, FL (Note B)(8)	Wachovia	N		Y	Y
78	1	Delpache	Wachovia	N		Y	N
80	1	CVS - Flowery Branch, GA	Wachovia	N	Cole Portfolio	Y	N
82	1	Walgreens - Cincinnati, OH	Wachovia	N	Cole Reit Portfolio	Y	N

83	1	GSA Building - Meeker, CO	Wachovia	N	GSA-Starbury Portfolio	Y	N
84	1	Rite Aid - Fredericksburg, VA	Wachovia	N		Y	N
85	1	Walgreens - Mineral Wells, TX	Wachovia	N	Cole Portfolio	Y	N
86	1	Wal-Mart - Chanute, KS	Wachovia	N	Cole Portfolio	Y	N
89	1	Walgreens - Shreveport, LA	Wachovia	N	Cole Reit Portfolio	Y	N
90	1	Corporate I	Wachovia	N		Y	N
91	1	Walgreens - Gainesville, FL	Wachovia	N	Cole Reit Portfolio	Y	N
92	1	Pencader Corporate Center - Building 5	Wachovia	N		Y	N
93	1	Logan's Roadhouse - Florence, AL	Wachovia	N	Cole Portfolio	Y	N
94	1	Tractor Supply Company - Baytown, TX	Wachovia	N	Cole Reit Portfolio	Y	N
95	1	GSA Office - Hamilton, OH	Wachovia	N	GSA-Starbury Portfolio	Y	N
96	1	Logan's Roadhouse - Tuscaloosa, AL	Wachovia	N	Cole Portfolio	Y	N
97	1	Tractor Supply Company - Navasota, TX	Wachovia	N	Cole Reit Portfolio	Y	N
99	1	Cactus & Cave Creek	Wachovia	N		Y	N
100	1	Rite Aid - Archdale, NC	Wachovia	N		Y	N
101	1	Wal-Mart - New London, WI	Wachovia	N	Cole Reit Portfolio	Y	N
102	1	Logan's Roadhouse - Killeen, TX	Wachovia	N	Cole Portfolio	Y	N
103	1	Logan's Roadhouse - Waco, TX	Wachovia	N	Cole Portfolio	Y	N
104	1	Rite Aid - Lincolnton, NC	Wachovia	N	Cole Reit Portfolio	Y	N
105	1	Chili's Grill & Bar - Fredericksburg, TX	Wachovia	N		Y	N
106	1	GSA Social Security Building - Petersburg, VA	Wachovia	N	GSA-Starbury Portfolio	Y	N
107	1	Wal-Mart - Spencer, IN	Wachovia	N	Cole Reit Portfolio	Y	N
109	1	Logan's Roadhouse - Houston, TX	Wachovia	N	Cole Portfolio	Y	N

Mortgage Loan Number	Loan Group Number	Property Name	Secured by LC	Interest Accrual Method	Lockbox	Annual Deposit to Replacement Reserves
1	1	Ashford Hospitality Pool 5(3)	N	Actual/360	Day 1	4% of Yearly Gross Revenue
1.01		Marriott - Bridgewater, NJ
1.02		Marriott Suites - Dallas, TX
1.03		Marriott - Durham, NC
1.04		Sheraton - Langhorne, PA
1.05		Embassy Suites - Flagstaff, AZ
2	1	Nestle 94 Pool	Springing	Actual/360	Day 1
2.01		555 Nestle Way
2.02		Nestle Distribution Facility
2.03		2909 Pleasant Center Road
3	1	Sheraton Park Hotel - Anaheim, CA	N	Actual/360		3% of Yearly Gross Revenue
4	1	Integrated Health Campus	N	Actual/360		30,220
5	1	2100 Ross	N	Actual/360	Day 1	169,873
6	2	Mallard Glen Apartments	N	Actual/360
8	1	Kedron Village - Phase II	N	Actual/360		15,735
9	2	University House at Tempe Apartments	N	Actual/360	Day 1	69,910
10	2	Reflections at the Lakes	N	Actual/360
12	1	One & Two Riverwood(4)	N	Actual/360	Springing	29,402
13	2	The Preserve at the Fort Apartments	N	Actual/360	Springing
14	2	The Falls at Highpoint Apartments	N	Actual/360	Springing	171,336
15	1	West Volusia Towne Centre(5)	N	Actual/360		15,459
16	2	Waterstone Apartments	N	Actual/360	Day 1	38,192
17	1	Home Depot - Paterson, NJ(6)	N	Actual/360	Day 1
18	1	Poway Crossings	N	Actual/360		30,999
19	1	Hanbury Village Shopping Center	N	Actual/360
20	1	Lakefront at Washingtonian	N	Actual/360
21	2	Wesley Paces Apartment Homes(7)	N	Actual/360	Springing	65,000
22	1	Village Shoppes of Sugarloaf	N	Actual/360	Day 1	11,664
24.01	1	Winn-Dixie Distribution Center - Orlando, FL(8)(9)	N	30/360
24.02	1	Winn-Dixie Distribution Center - Orlando, FL (Note B)(8)(9)	N	30/360
25.01	1	Winn-Dixie Headquarters/Manufacturing Facility - Jacksonville, FL(8)(9)	N	30/360
25.02	1	Winn-Dixie Headquarters/Manufacturing Facility - Jacksonville, FL (Note B)(8)(9)	N	30/360
26	1	Sherrill Building	N	Actual/360	Springing
28	1	20400 & 20410 Observation Drive	N	Actual/360		36,083

29	1	One Ridgmar Centre(10)	N	Actual/360	Springing	35,440
31	1	Gateway Office Center	N	Actual/360	Springing
32	1	Governor's Pointe Office Campus(11)(12)	N	Actual/360
34	2	Hidden Lakes Apartments(13)	N	Actual/360		112,056
35	1	Laveen Village Marketplace - Phase II	N	Actual/360
37	1	West Los Angeles Commerce Plaza	N	Actual/360	Springing
39	1	River Place Shopping Center	N	Actual/360	Day 1
40	1	Rockbridge Village	N	Actual/360	Day 1
41	1	The Greentree Shopping Center	N	Actual/360
42	2	Harbour Landing Apartments(14)	N	Actual/360	Springing	67,450
44.01	1	Winn-Dixie Distribution - Fitzgerald, GA(8)	N	30/360
44.02	1	Winn-Dixie Distribution - Fitzgerald, GA (Note B)(8)	N	30/360
45	1	Hilton Garden Inn - Greensboro, NC	Y	Actual/360
47	1	Blackwolf Run & Riverwood Pool(15)	N	Actual/360		30,144
47.01		Blackwolf Run III & IV
47.02		Riverwood Cultural Arts Center
49	1	Woodmont Village	N	Actual/360	Day 1
50	1	Old Line Professional Center(16)	N	Actual/360	Springing	15,168
52	1	Holiday Inn - Boxborough, MA(17)	N	Actual/360		263,120
54	1	Port Royal Plaza	N	Actual/360		2,667
55	1	Hampton Inn - Norfolk Airport, VA(18)	Y	Actual/360		108,456
56	1	Sam's Club - Anderson, SC	N	Actual/360	Springing
57	1	Richmond Ranch Shopping Center	N	Actual/360	Day 1	5,572
59	1	Moye Medical Building	N	Actual/360		4,088
61	1	Fort Pierce Industrial	N	Actual/360
62	1	Rite Aid - Puyallup, WA	N	Actual/360
63	1	Apria Healthcare - Saint Louis, MO	N	Actual/360	Springing
64	1	Borders - Rapid City, SD	N	Actual/360	Springing
65	1	Borders - Reading, PA	N	Actual/360	Springing
66	1	Walgreens - Gretna, LA	N	Actual/360	Springing
68	1	Rite Aid - Easton, PA	N	Actual/360	Springing
69	1	Ashley Furniture - Amarillo, TX	N	Actual/360	Springing
70	1	Celebration Self Storage	N	Actual/360		4,742
71	1	2501 West Phelps	Future	Actual/360
72	1	Walgreens - Ellenton, FL	N	Actual/360	Springing
75.01	1	Dean Foods - Opa-Locka, FL(8)	N	30/360
75.02	1	Dean Foods - Opa-Locka, FL (Note B)(8)	N	30/360
78	1	Delpache	N	Actual/360		2,214
80	1	CVS - Flowery Branch, GA	N	Actual/360	Springing
82	1	Walgreens - Cincinnati, OH	N	Actual/360	Springing

83	1	GSA Building - Meeker, CO	Springing	Actual/360	Springing	2,929
84	1	Rite Aid - Fredericksburg, VA	N	Actual/360	Springing
85	1	Walgreens - Mineral Wells, TX	N	Actual/360	Springing
86	1	Wal-Mart - Chanute, KS	N	Actual/360	Springing
89	1	Walgreens - Shreveport, LA	N	Actual/360	Springing
90	1	Corporate I	N	Actual/360		17,600
91	1	Walgreens - Gainesville, FL	N	Actual/360	Springing
92	1	Pencader Corporate Center - Building 5	N	Actual/360		18,087
93	1	Logan's Roadhouse - Florence, AL	N	Actual/360	Springing
94	1	Tractor Supply Company - Baytown, TX	N	Actual/360	Springing
95	1	GSA Office - Hamilton, OH	Springing	Actual/360	Springing	1,090
96	1	Logan's Roadhouse - Tuscaloosa, AL	N	Actual/360	Springing
97	1	Tractor Supply Company - Navasota, TX	N	Actual/360	Springing
99	1	Cactus & Cave Creek	N	Actual/360		1,432
100	1	Rite Aid - Archdale, NC	N	Actual/360
101	1	Wal-Mart - New London, WI	N	Actual/360	Springing
102	1	Logan's Roadhouse - Killeen, TX	N	Actual/360	Springing
103	1	Logan's Roadhouse - Waco, TX	N	Actual/360	Springing
104	1	Rite Aid - Lincolnton, NC	N	Actual/360	Springing
105	1	Chili's Grill & Bar - Fredericksburg, TX	N	Actual/360	Springing
106	1	GSA Social Security Building - Petersburg, VA	Springing	Actual/360	Springing	1,162
107	1	Wal-Mart - Spencer, IN	N	Actual/360	Springing
109	1	Logan's Roadhouse - Houston, TX	N	Actual/360	Springing

Mortgage Loan Number	Loan Group Number	Property Name	Initial Deposit to Capital Improvements Reserve	Initial TI/LC Escrow	Ongoing TI/LC Footnote(2)
1	1	Ashford Hospitality Pool 5(3)	508,125
1.01		Marriott - Bridgewater, NJ
1.02		Marriott Suites - Dallas, TX
1.03		Marriott - Durham, NC
1.04		Sheraton - Langhorne, PA
1.05		Embassy Suites - Flagstaff, AZ
2	1	Nestle 94 Pool
2.01		555 Nestle Way
2.02		Nestle Distribution Facility
2.03		2909 Pleasant Center Road
3	1	Sheraton Park Hotel - Anaheim, CA
4	1	Integrated Health Campus		11,000,000
5	1	2100 Ross		5,175,000
6	2	Mallard Glen Apartments
8	1	Kedron Village - Phase II
9	2	University House at Tempe Apartments
10	2	Reflections at the Lakes
12	1	One & Two Riverwood(4)		1,700,000	(2)
13	2	The Preserve at the Fort Apartments
14	2	The Falls at Highpoint Apartments
15	1	West Volusia Towne Centre(5)			(2)
16	2	Waterstone Apartments
17	1	Home Depot - Paterson, NJ(6)
18	1	Poway Crossings		250,000
19	1	Hanbury Village Shopping Center
20	1	Lakefront at Washingtonian
21	2	Wesley Paces Apartment Homes(7)
22	1	Village Shoppes of Sugarloaf
24.01	1	Winn-Dixie Distribution Center - Orlando, FL(8)(9)
24.02	1	Winn-Dixie Distribution Center - Orlando, FL (Note B)(8)(9)
25.01	1	Winn-Dixie Headquarters/Manufacturing Facility - Jacksonville, FL(8)(9)
25.02	1	Winn-Dixie Headquarters/Manufacturing Facility - Jacksonville, FL (Note B)(8)(9)
26	1	Sherrill Building
28	1	20400 & 20410 Observation Drive			(2)

29	1	One Ridgmar Centre(10)		2,000,000	(2)
31	1	Gateway Office Center
32	1	Governor's Pointe Office Campus(11)(12)		310,206	(2)
34	2	Hidden Lakes Apartments(13)	30,000
35	1	Laveen Village Marketplace - Phase II		100,000 from the proceeds for future advance
37	1	West Los Angeles Commerce Plaza
39	1	River Place Shopping Center
40	1	Rockbridge Village
41	1	The Greentree Shopping Center
42	2	Harbour Landing Apartments(14)
44.01	1	Winn-Dixie Distribution - Fitzgerald, GA(8)
44.02	1	Winn-Dixie Distribution - Fitzgerald, GA (Note B)(8)
45	1	Hilton Garden Inn - Greensboro, NC
47	1	Blackwolf Run & Riverwood Pool(15)
47.01		Blackwolf Run III & IV
47.02		Riverwood Cultural Arts Center
49	1	Woodmont Village	3,750
50	1	Old Line Professional Center(16)		1,200,000	(2)
52	1	Holiday Inn - Boxborough, MA(17)	24,375
54	1	Port Royal Plaza
55	1	Hampton Inn - Norfolk Airport, VA(18)
56	1	Sam's Club - Anderson, SC
57	1	Richmond Ranch Shopping Center
59	1	Moye Medical Building			(2)
61	1	Fort Pierce Industrial		20,000
62	1	Rite Aid - Puyallup, WA
63	1	Apria Healthcare - Saint Louis, MO
64	1	Borders - Rapid City, SD
65	1	Borders - Reading, PA
66	1	Walgreens - Gretna, LA
68	1	Rite Aid - Easton, PA
69	1	Ashley Furniture - Amarillo, TX
70	1	Celebration Self Storage
71	1	2501 West Phelps
72	1	Walgreens - Ellenton, FL
75.01	1	Dean Foods - Opa-Locka, FL(8)
75.02	1	Dean Foods - Opa-Locka, FL (Note B)(8)
78	1	Delpache			(2)
80	1	CVS - Flowery Branch, GA

82	1	Walgreens - Cincinnati, OH
83	1	GSA Building - Meeker, CO		28,565	(2)
84	1	Rite Aid - Fredericksburg, VA
85	1	Walgreens - Mineral Wells, TX
86	1	Wal-Mart - Chanute, KS
89	1	Walgreens - Shreveport, LA
90	1	Corporate I		110,000	(2)
91	1	Walgreens - Gainesville, FL
92	1	Pencader Corporate Center - Building 5		250,000	(2)
93	1	Logan's Roadhouse - Florence, AL
94	1	Tractor Supply Company - Baytown, TX
95	1	GSA Office - Hamilton, OH			(2)
96	1	Logan's Roadhouse - Tuscaloosa, AL
97	1	Tractor Supply Company - Navasota, TX
99	1	Cactus & Cave Creek	3,290	13,800	(2)
100	1	Rite Aid - Archdale, NC
101	1	Wal-Mart - New London, WI
102	1	Logan's Roadhouse - Killeen, TX
103	1	Logan's Roadhouse - Waco, TX
104	1	Rite Aid - Lincolnton, NC
105	1	Chili's Grill & Bar - Fredericksburg, TX
106	1	GSA Social Security Building - Petersburg, VA			(2)
107	1	Wal-Mart - Spencer, IN
109	1	Logan's Roadhouse - Houston, TX

(1) The mortgage rate with respect to 5 Mortgage Loans (loan numbers 12, 14, 29, 32 and 34), representing 6.5% of the Cut-Off Date Pool Balance (4.8% of the Cut-Off Date Group 1 Balance and 12.7% of the Cut-Off Date Group 2 Balance) may vary during the term of the related Mortgage Loan. For purposes of the table above as well as calculations throughout the Prospectus Supplement, the mortgage rate was assumed to be the mortgage rate during the amortizing period of the related Mortgage Loan. See ‘‘DESCRIPTION OF THE MORTGAGE POOL—Additional Mortgage Loan Information’’ in the Prospectus Supplement.

(2) In addition to any escrows funded at loan closing for potential TI/LC expenses, the related Mortgage Loan requires funds to be escrowed during some or all of the loan terms for TI/LC expenses, which may be incurred during the term of the related Mortgage Loans. In certain instances, escrowed funds may be released to the borrower upon satisfaction of certain leasing conditions.

(3) Annual deposit to replacement reserves is in no event less than 3% of yearly gross revenues.

(4) Commencing on October 11, 2009, annual deposits to replacement reserves is $29,402; Borrower may request to transfer up to an aggregate of $100,000 from the TI/LC reserve.

(5) Commencing on October 11, 2008, annual deposit to replacement reserves is $15,459.

(6) With respect to the Home Depot Loan (loan number 17), as of origination, the Mortgaged Property was being improved by the construction of a Home Depot; however, the improvements are not part of the subject collateral.

(7) Commencing on October 11, 2009, annual deposit to replacement reserves is $65,000.

(8) With respect to 4 Mortgage Loans (loan numbers 24.01, 24.02, 25.01, 25.02, 44.01, 44.02, 75.01 and 75.02), representing 3.3% of the Cut-Off Pool Date Balance (4.2% of the Cut-Off Date Group 1 Balance) the related Mortgage Loan is comprised of a component A note and a component B note which are secured by the same Mortgaged Property and are both assets of the Trust Fund. In cases where the terms of the component notes differ, the portions of the Mortgage Loan represented by such component notes have been allocated to separate categories accordingly, and as a result the totals of the aggregate number of Mortgage Loans may not be equal. The sum of aggregate percentage calculations may not equal 100% due to rounding.

(9) Two Mortgage Loans (loan numbers 24.01, 24.02, 25.01 and 25.02 ), representing 2.3% of the Cut-Off Pool Date Balance (3.0% of the Cut-Off Date Group 1 Balance) are part of a split loan structure and the related pari passu companion loans are not included in the Trust Fund with respect to the related Mortgage Loan, unless otherwise specified. With respect to these Mortgage Loans, unless otherwise specified, the calculations of LTV Ratios, DSC Ratios and Cut-Off Date Balances per unit are based on the aggregate indebtedness of or debt service on, as applicable, the related Mortgage Loan and the related pari passu companion loan.

(10) Commencing on October 11, 2011, annual deposits to replacement reserves is $35,440; Borrower may request to transfer $250,000 from the TILC reserve.

(11) Annual deposit to replacement reserves is $26,364 if reserve balance falls below $26,368 between August 11, 2007 and July 11, 2016; deposits shall cease if reserve balance reaches $79,103.

(12) Annual deposit to TI/LC reserve is $131,832 if reserve balance falls below $131,838 between August 11, 2007 and July 11, 2016; deposits shall cease if reserve balance reaches $395,513.

(13) Annual deposit to replacement reserves is $112,056 through May 11, 2016.

(14) Commencing on September 11, 2009, annual deposit to replacement reserves is $67,450.

(15) With respect to the Blackwolf Run & Riverwood Pool Loan (loan number 47), representing 0.7% of the Cut-Off Date Pool Balance (0.9% of the Cut-Off Date Group 1 Balance), total units are comprised of 114 multifamily units and 23,536 retail square feet.

(16) Commencing on October 11, 2009, annual deposit to replacement reserves is $15,168; Borrower may request to transfer up to $200,000 from the TI/LC reserve.

(17) Annual deposit to replacement reserves is $263,120 through May 11, 2008 and 4% of yearly gross revenues thereafter.

(18) Annual deposit to replacement reserves is subject to adjustment by Lender to 4% of yearly gross revenues.

A-1

EXHIBIT B
Free Writing Prospectuses

1.	Current Report on Form FWP, filed October 16, 2007, of the Depositor identified with SEC Accession Number 0000950136-07-007052.
2.	Current Report on Form FWP, filed October 16, 2007, of the Depositor identified with SEC Accession Number 0000950136-07-007053.

B-1

EXHIBIT C

None.

C-1